SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39467	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	USAP	The Nasdaq Stock Market, LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 16, 2024, Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. Parent is a wholly owned subsidiary of Aperam S.A., a Luxembourg public limited liability company (“Aperam”). The Merger Agreement was approved by the respective boards of directors of the Company and Aperam, the board of managers of the Parent and the sole member of the Merger Sub.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time (each, a “Share” and, collectively, the “Shares”), other than any Share that is (i) held by the Company in treasury or by Parent, Merger Sub or any other wholly owned subsidiary of Parent or (ii) owned by a Company stockholder who is entitled to demand, and has properly demanded, appraisal of such Share under Delaware law, will be cancelled and converted automatically into the right to receive $45.00 per Share in cash, without interest (the “Merger Consideration”) and subject to any applicable tax withholdings.

In addition, at the Effective Time:

(i) each option to acquire Shares, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”) with an exercise price per Share less than the Merger Consideration will, by virtue of the Merger, automatically be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholdings, equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option and (b) the total number of Shares subject to such Company Stock Option;

(ii) each Company Stock Option with an exercise price per Share equal to or greater than the Merger Consideration will, by virtue of the Merger, automatically be cancelled without payment therefor;

(iii) each outstanding restricted stock unit award subject to time-based conditions covering Shares that is held by a non-employee member of the Company Board that is neither a Company RSU Award nor an Executive RSU Award (as each such term is defined below) (each such award, a “NED RSU Award”) that is outstanding immediately prior to the Effective Time will, by virtue of the Merger, automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such NED RSU Award, without interest and subject to applicable tax withholdings;

(iv) each outstanding restricted stock unit award subject to time-based conditions (and not subject to performance-based conditions) covering Shares that is held by a current or former service provider that is neither a NED RSU Award nor an Executive RSU Award (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time will, by virtue of the Merger, automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration and (b) the total number of Shares subject to such Company RSU Award, without interest and subject to applicable tax withholdings;

(v) each outstanding restricted stock unit award subject to time-based conditions (and not subject to any performance-based conditions) covering Shares held by each of Christopher Zimmer, Graham McIntosh, Wendel Crosby, John Arminas, Steven DiTommaso, Richard Secola, Scott Reynolds, Brian Kane, Michael Alderson, and Stephanie Iscrupe (collectively, the “Executives” and each such award, an “Executive RSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, as of the Effective Time, automatically be cancelled and converted into a cash-settled award representing the right to receive (a) the Merger Consideration with respect to each Share subject to such Executive RSU Award plus (b) payment in cash of interest, calculated at a rate of 10% per annum, from the closing of the transactions contemplated by the Merger Agreement (the “Closing Date”) to the vesting date applicable to such Executive RSU Award, subject to the same terms and conditions applicable to the Executive RSU Award under the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) and the applicable award agreement evidencing such grant thereunder; and

(vi) each outstanding restricted stock unit award subject to performance-based conditions covering Shares held by each of the Executives (each, an “Executive PSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into a cash-settled award representing the right to receive the Merger Consideration per Share covered thereby, with the number of such Executive PSU Awards earned determined in accordance with the following performance conditions: (a) for each fiscal year in the performance period that occurs prior to the fiscal year in which the Closing Date occurs, the original Company performance metrics will be used to calculate the number of performance units earned in respect of such fiscal year, as such metrics are set forth in the original award agreement; (b) for each fiscal year in the performance period that occurs during or after the fiscal year in which the Closing Date occurs, such original Company metrics will be replaced with metrics related to (x) earnings before interest, taxes, depreciation, and amortization, and (y) return on capital employed, including for the performance period covering fiscal years 2024 through 2026; and (c) for the fiscal year in which the Closing Date occurs and any subsequent fiscal years in the performance period, the number of Shares subject to such Executive PSU Award will be calculated at the greater of target or actual performance; provided, however, that performance for the 2024 fiscal year will be calculated at maximum performance. Each Executive PSU Award, except as otherwise provided in the Merger Agreement, will be subject to the same terms and conditions applicable to the Executive PSU Award under the 2017 Plan and the applicable award agreement evidencing such grant thereunder.

The Merger Agreement contains customary representations and warranties from the Company, Parent and Merger Sub. Each party has agreed to customary covenants, including, among others, covenants of the Company relating to the conduct of the Company’s business during the interim period between the execution of the Merger Agreement and the Effective Time, the Company’s obligation, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement and the Company’s non-solicitation obligations relating to alternative acquisition proposals. The Company’s non-solicitation obligations are subject to a customary “fiduciary out” provision that allows the

Company, under certain circumstances, to furnish information with respect to the Company to, or engage or participate in discussions and negotiations with, third parties with respect to an alternative acquisition proposal if the Company complies with certain notice and other requirements and the Company’s board of directors (the “Company Board”) (a) determines in good faith that such alternative acquisition proposal constitutes, or could be reasonably expected to lead to, a superior proposal and (b) determines in good faith (after consultation with its outside legal counsel) that a failure to take action with respect to such alternative acquisition proposal would be inconsistent with its fiduciary duties under applicable law. The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock to adopt the Merger Agreement (the “Company Stockholder Approval”). Prior to the receipt of Company Stockholder Approval, the Company Board also has the right, in connection with (i) the receipt of a superior proposal (as determined in good faith by the Company Board after consultation with its outside financial advisor and legal counsel) that did not result from a breach of the Company’s non-solicitation obligations or (ii) the occurrence of certain intervening events specified in the Merger Agreement, to change its recommendation in favor of the Merger or, in the case of a superior proposal, to terminate the Merger Agreement (subject to the Company’s payment of a termination fee) in order to enter into an acquisition agreement with respect to a superior proposal, in each case, subject to complying with notice requirements and other specified conditions (including giving Parent the opportunity to propose changes to the Merger Agreement in response to such superior proposal or intervening event, as applicable), if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Parent a termination fee of $14.8 million, including if the Merger Agreement is terminated (i) by the Company, prior to the receipt of Company Stockholder Approval, in order to enter into an alternative acquisition agreement providing for a superior proposal that did not result from a breach of the Company’s non-solicitation obligations under the Merger Agreement or (ii) by Parent following a change by the Company Board of its recommendation that the Company’s stockholders vote to adopt the Merger Agreement. This termination fee will also be payable if (a) the Merger Agreement is terminated for a Willful Breach (as defined in the Merger Agreement) by the Company, and at or prior to such termination, an acquisition proposal has been publicly proposed, announced, or otherwise made public, and (b) within 12 months of such termination, the Company consummates the transactions contemplated by such acquisition proposal.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, the receipt of the Company Stockholder Approval and the expiration or termination of any waiting periods (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the submission of all required filings and receipt of all required consents and approvals under applicable regulatory laws. In addition, each party’s obligation to consummate the Merger is subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (b) performance in all material respects by the other party of its obligations.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The foregoing summary of the Merger Agreement in this Item 1.01 is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

The Merger Agreement and the foregoing description thereof have been included to provide information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties, and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”) and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Except as expressly set forth in the Merger Agreement with respect to the right of the Company’s stockholders to receive Merger Consideration to which they are entitled in accordance with the Merger Agreement, the Company’s stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, the Company’s stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Guarantee

Concurrently with the execution of the Merger Agreement, Aperam executed and delivered a guarantee in favor of the Company (the “Guarantee”), pursuant to which Aperam has agreed to unconditionally and irrevocably guarantee any and all payment obligations of Parent and Merger Sub under the Merger Agreement, including, without limitation, the payment of the aggregate Merger Consideration, all fees and expenses reasonably expected to be incurred by Parent, Merger Sub and the Surviving Corporation in connection with the transactions contemplated by the Merger Agreement, and any damages payable for Fraud or Willful Breach (as each such capitalized term is defined in the Merger Agreement) of Parent or Merger Sub, in each case subject to the terms and conditions set forth in the Merger Agreement and the Guarantee.

The foregoing summary of the Guarantee in this Item 1.01 is not complete and is qualified in its entirety by reference to the complete text of the Guarantee, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 8.01	Other Events

On October 17, 2024, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Merger Agreement (the “Transactions”), the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form and other relevant documents. The definitive Proxy Statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Merger Agreement and will contain important information about the Transactions, the Merger Agreement and other related matters. This document is not a substitute for the Proxy Statement or any other relevant document which the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, APERAM AND THE CONTEMPLATED TRANSACTIONS. Investors may obtain free copies of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at investors.univstainless.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2024, including under the headings “The Board of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Related Party Transactions.” To the extent holdings of Company Common Stock by the directors and executive officers of the Company have changed from the amounts of Company Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge as described in the preceding section. Other information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Transactions will be set forth in the Company’s definitive Proxy Statement for its stockholder meeting at which the Merger Agreement will be submitted for approval by the Company’s stockholders.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of the Company’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for the Company will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate the Company’s business; the effect of the announcement or pendency of the Transactions on the Company’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions. In addition, the risks to which the Company’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in the Company’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K, and except as otherwise required by federal securities law, the Company does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger, dated as of October 16, 2024, by and among Universal Stainless & Alloy Products, Inc., Aperam US Holdco LLC, and Aperam US Absolute LLC.

10.1	Guarantee, dated as of October 16, 2024, by Aperam S.A. in favor of Universal Stainless & Alloy Products, Inc.

99.1	Press Release, dated October 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ John J. Arminas
John J. Arminas
Vice President, General Counsel and Secretary

Dated: October 17, 2024

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.,

APERAM US HOLDCO LLC,

AND

APERAM US ABSOLUTE LLC

DATED AS OF OCTOBER 16, 2024

EXHIBITS

Exhibit A	Amended Certificate of Incorporation

Exhibit B	Executive RSU Awards and Executive PSU Awards

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 16, 2024 is made and entered into by and among Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Company”), Aperam US Holdco LLC, a Delaware limited liability company (“Parent”), and Aperam US Absolute LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”). Parent, Merger Sub, and the Company are referred to individually as a “Party” and collectively as the “Parties.

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger and as a wholly owned Subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by this Agreement, the “Transactions”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Transactions to be consummated by the Company are advisable to, fair to and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the consummation by the Company of the Transactions to be consummated by the Company, (c) duly authorized and approved the execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the Transactions to be consummated by the Company, including the Merger, and (d) resolved to, subject to Section 6.2, recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the sole member of Merger Sub (the “Merger Sub Member”) has (a) determined that this Agreement and the Transactions to be consummated by Merger Sub are advisable to, fair to and in the best interests of Merger Sub and its sole member, (b) approved and declared advisable this Agreement and the consummation by Merger Sub of the Transactions to be consummated by it, (c) duly authorized and approved the execution, delivery, and performance by Merger Sub of the Transactions to be consummated by it, including the Merger; and (d) resolved to recommend adoption of this Agreement by the sole member of Merger Sub;

WHEREAS, the board of managers of Parent has duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions to be consummated by it;

WHEREAS, upon consummation of the Merger, each share of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (as defined below), other than Excluded Shares (as defined below), will be canceled and converted into the right to receive the Merger Consideration (as defined below), upon the terms and subject to the conditions of and any exceptions in this Agreement; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Aperam S.A., a Luxembourg public limited liability company (“Aperam”), has duly executed and delivered to the Company a guarantee, dated as of the date of this Agreement, in favor of the Company (the “Guarantee”), pursuant to which Aperam has unconditionally and irrevocably guaranteed the payment obligations of Parent and Merger Sub under this Agreement, including payment in full of the Required Payment Amount, in each case subject to the terms and conditions set forth in this Agreement and the Guarantee.

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.2(a).

“Acquisition Proposal” means any proposal or offer from any Person or group (other than Parent and its Subsidiaries and Affiliates) relating to, in a single transaction or series of related transactions: (a) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving the Company pursuant to which such Person (or its securityholders) or group would beneficially own, directly or indirectly, more than 25% of the total voting power of the equity securities of the Company or any surviving entity (or any direct or indirect parent company thereof) immediately following such transaction, (b) any direct or indirect acquisition of more than 25% of the total voting power of the Capital Stock of the Company (including through any acquisition of any equity securities convertible into, or exchangeable for the Capital Stock of the Company), (c) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that, if consummated, would result, directly or indirectly, in any Person or group (or the securityholders of any Person or group) beneficially owning more than 25% of the total voting power of the Capital Stock of the Company, (d) the acquisition in any manner, directly or indirectly, of more than 25% of the fair market value of the consolidated assets of the Company and the Company Subsidiaries, including in any such case through the acquisition of one or more Company Subsidiaries owning any such assets, and (e) the acquisition in any manner, directly or indirectly, of more than 25% of the total voting power of the equity securities of any Company Subsidiary whose business constitutes more than 25% of the consolidated net revenue or net income of the Company and the Company Subsidiaries.

“Action” means any claim, charge, complaint, demand, action, litigation, suit, arbitration, administrative, regulatory or quasi-judicial proceeding, or other proceeding or investigation, in each case, by or before a Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and for purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.2(a).

“Amended Certificate of Incorporation” has the meaning set forth in Section 2.5.

“Aperam” has the meaning set forth in the Recitals.

“Book-Entry Shares” means non-certificated shares of the Company Common Stock represented by book-entry.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks are required or authorized by Law to close in New York, New York, France or Luxembourg.

“Burdensome Condition” means any conditions or restrictions required to obtain CFIUS Clearance and/or clearance under any other Regulatory Law that would be reasonably expected, individually or in the aggregate, to have a material adverse effect on Parent’s rights of ownership in, or ability to conduct the business of, the Company and the Company Subsidiaries.

“Cancelled Shares” has the meaning set forth in Section 3.1(b).

“Capital Stock” has the meaning set forth in Section 4.3(a).

“Capitalization Date” has the meaning set forth in Section 4.3(b).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Certificates” has the meaning set forth in Section 3.2(b)(i).

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.

“CFIUS Clearance” means either (a) CFIUS shall have issued written notification to Parent and the Company of CFIUS’s determination that (i) none of the Transactions constitutes a “covered transaction” under the DPA; (ii) after completing its assessment of a CFIUS Declaration, CFIUS has (x) concluded action under the DPA or (y) determined that CFIUS is unable to conclude action under the DPA on the basis of the CFIUS Declaration but is not requesting the submission of a CFIUS Notice; or (iii) if a CFIUS Notice has been filed, after completing its review (and, if applicable, any investigation) of the Transactions, CFIUS has concluded action under the DPA without imposing any Burdensome Condition; or (b) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the Transactions, either (i) the period under the DPA during which the President may announce a decision shall have expired without any action by the President to suspend or prohibit the Transactions or impose any Burdensome Condition, or (ii) the President shall have announced a decision not to take any action to suspend or prohibit the Transactions or to impose any Burdensome Condition.

“CFIUS Declaration” means a declaration with respect to the Transactions, prepared by Parent and the Company and submitted to CFIUS in accordance with the requirements of the DPA.

“CFIUS Notice” means a joint voluntary notice with respect to the Transactions, prepared by Parent and the Company and submitted to CFIUS in accordance with the requirements of the DPA.

“Change Notice” has the meaning set forth in Section 6.2(c)(i).

“Change of Recommendation” has the meaning set forth in Section 6.2(b).

“Chosen Courts” has the meaning set forth in Section 9.5(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Date Indebtedness” means the existing indebtedness of the Company and the Company Subsidiaries pursuant to the agreements set forth on Section 1.1(a) of the Company Disclosure Schedule outstanding as of immediately prior to the Closing.

“Closing Date Loan Agreements” has the meaning set forth in Section 6.20.

“CMA” has the meaning set forth in Section 6.4(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means each Contract entered into by the Company or any Company Subsidiary with a union, labor organization or works council governing the terms and conditions of employment of any employees of the Company or any Company Subsidiary, including those set forth in Section 4.12(f)(i) of the Company Disclosure Schedule.

“Company” has the meaning set forth in the Preamble.

“Company Charter” has the meaning set forth in Section 2.5.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not such plan is subject to ERISA, and each other employment (excluding offer letters entered into in the ordinary course of business that do not provide for any severance benefits), change in control, retention, bonus, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, retirement, vacation, severance, termination, disability, death benefit, medical, dental, or other employee benefit plan, program, agreement or arrangement (a) that the Company or any of the Company Subsidiaries sponsors, maintains or contributes to for the benefit of any current or former director, officer, or employee of the Company or any of the Company Subsidiaries and (b) to which the Company or any of the Company Subsidiaries has any liability, in each case, other than any Multiemployer Plan or any statutory or government-mandated arrangement.

“Company Board” has the meaning set forth in the Recitals.

“Company Bylaws” has the meaning set forth in Section 4.1.

“Company Disclosure Schedule” has the meaning set forth in Article IV.

“Company ESPP” means the Amended and Restated Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan, as amended from time to time.

“Company Equity Awards” means the NED RSU Awards, the Executive RSU Awards, the Company RSU Awards, the Executive PSU Awards and the Company Stock Options.

“Company Intellectual Property” means Intellectual Property owned by or purported to be owned by the Company and the Company Subsidiaries.

“Company Material Adverse Effect” means any fact, circumstance, change, development, condition, event, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, (a) a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or (b) a material adverse effect on, or that prevents or materially delays, the ability of the Company to perform its obligations under, and to consummate the Transactions contemplated by, this Agreement; provided, that, in the case of clause (a), a “Company Material Adverse Effect” shall not be deemed to include any fact, circumstance, change, development, condition, event, occurrence or effect to the extent resulting from or arising out of any of the following:

(i) any facts, circumstances, changes, developments, conditions, events, occurrences or effects generally affecting (A) any of the industries in which the Company and the Company Subsidiaries operate or (B) the economy, credit, debt, securities or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or deterioration in the credit markets generally; or

(ii) any facts, circumstances, changes, developments, conditions, events, occurrences or effects resulting from or attributable to (A) changes or proposed changes in Law, in GAAP or in accounting standards, or any changes or proposed changes in the interpretation or enforcement of any of the foregoing, (B) the execution and delivery of this Agreement or the public announcement, pendency or consummation of the Transactions, or the performance of this Agreement and the Transactions (including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company or any of the Company Subsidiaries at the request of or with the consent of Parent or Merger Sub), or the identity of Parent, (C) acts of war (whether or not declared) or any outbreak of hostilities, sabotage or terrorism, or cyber-war, or any escalation or worsening of any such acts of war (whether or not declared), outbreak of hostilities, sabotage or terrorism, or cyber-war, (D) weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, epidemics, pandemics or outbreaks of illness or other public health events (or any escalation or worsening of any such illnesses or events, including, in each case, the response of Governmental Entities thereto) or other natural or man-made disasters, (E) any civil unrest, or any changes in political conditions (including any government shutdowns or debt payment defaults of any government), or any response of any Governmental Entity thereto, (F) any Transaction Litigation, (G) any change in the price or trading volume of the Shares or the credit rating of the Company or any of the Company Subsidiaries, in each case, in and of itself (provided that, except as otherwise provided in this definition, the underlying causes of, or factors contributing to, such change may be considered in determining whether there is a Company Material Adverse Effect), or (H) any failure to meet any published analyst estimates or expectations of the revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure to meet internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that, except as otherwise provided in this definition, the underlying causes of, or factors contributing to, such failure may be considered in determining whether there is a Company Material Adverse Effect);

provided, that facts, circumstances, changes, developments, conditions, events, occurrences or effects set forth in clauses (i), (ii)(A), (ii)(C), (ii)(D), (ii)(E) above may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such facts, circumstances, changes, developments, conditions, events, occurrences or effects have a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, compared to other similarly situated companies that operate in the industries in which the Company and the Company Subsidiaries operate (provided, that only the incremental disproportionate adverse effects of such facts, circumstances, changes, developments, conditions, events, occurrences or effects may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect).

“Company Owned Software” has the meaning set forth in Section 4.13(g).

“Company Preferred Stock” has the meaning set forth in Section 4.3(a).

“Company Proxy Statement” has the meaning set forth in Section 4.19.

“Company Recommendation” has the meaning set forth in Section 4.4(b).

“Company Related Parties” means (a) the Company and the Company Subsidiaries, (b) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of the Company or any Company Subsidiaries or (c) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing.

“Company RSU Awards” has the meaning set forth in Section 3.3(c).

“Company SEC Documents” has the meaning set forth in Article IV.

“Company Securities” has the meaning set forth in Section 4.3(b).

“Company Stock Options” has the meaning set forth in Section 3.3(a).

“Company Stockholder Approval” has the meaning set forth in Section 4.4(a).

“Company Stockholders’ Meeting” means a duly convened meeting of the stockholders of the Company called to obtain the Company Stockholder Approval, or any valid adjournment or postponement thereof made in accordance with this Agreement.

“Company Subsidiaries” has the meaning set forth in Section 4.2.

“Company Systems” means the computer systems, including the Software, firmware and hardware, in each case that is owned, leased or licensed by the Company or any of the Company Subsidiaries in the conduct of their respective businesses.

“Company Takeover Proposal” has the meaning set forth in Section 8.5(d).

“Company Termination Fee” means $14,800,000.

“Confidentiality Agreement” has the meaning set forth in Section 6.5(b).

“Continuing Employees” has the meaning set forth in Section 6.7(a).

“Contract” means any legally binding note, bond, mortgage, indenture, lease, sublease, license, franchise, contract, subcontract, agreement, or other instrument, obligation, commitment or arrangement or understanding of any kind or character.

“Damages” means any loss, damage, liability, claim, demand, settlement, judgment, award, fine, penalty, fee (including reasonable fees of attorneys, experts and other professionals), charge, interest, cost or expense of any nature.

“DDTC” means the Directorate of Defense Trade Controls of the U.S. Department of State.

“DDTC Notification” means a pre-closing notification with respect to the Transactions, prepared by the Company with support from Parent and submitted to DDTC in accordance with Section 122.4 of the ITAR.

“DGCL” has the meaning set forth in the Recitals.

“Disabling Device” means any viruses, logic bombs, Trojan horses, trap doors, back doors, ransomware, spyware, adware, scareware, automatic shut-down, lockout, time bomb, or similar functionality, computer instructions, intentional devices or techniques designed to disable access to, threaten, infect, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate, slow, shut down or erase a computer system or any component of such computer system, including any such device affecting system security or compromising, disrupting access to, or disclosing data, files or other information.

“Dissenting Shares” has the meaning set forth in Section 3.2(e).

“DLLCA” has the meaning set forth in the Recitals.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, and all regulations issued and effective thereunder.

“Effective Time” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” shall have the meaning set forth in Section 4.4(c).

“Environmental Laws” means any Law pertaining to, regulating, relating to, or imposing liability, standards or obligations of conduct concerning (a) pollution, (b) protection or preservation of the environment (including air, soil, land surface, subsurface strata, minerals, ground water, surface water, coastal waters, and wetlands), wildlife (including endangered, threatened or protected species, migratory birds and bald or golden eagles), wildlife habitat, archaeological resources, cultural resources or natural resources, and (c) the use, generation, handling, treatment, storage, disposal, Release, or transportation of, or exposure to, Materials of Environmental Concern including the Federal Water Pollution Control Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act of 1986, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Endangered Species Act, the Migratory Bird Treaty Act, the Bald and Golden Eagle Protection Act, the National Environmental Policy Act, Section 106 of the National Historic Preservation Act, Section 10 of the Rivers and Harbors Appropriation Act, and the Occupational Safety and Health Act (to the extent related to Materials of Environmental Concern) and all state counterparts or equivalents of such Laws, each as have been amended or supplemented from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Equity Interest” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profits interests in) such Person, all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing D&O Policies” has the meaning set forth in Section 6.9(b).

“Excluded Shares” has the meaning set forth in Section 3.1(a).

“Executive PSU Awards” has the meaning set forth in Section 3.3(e).

“Executive RSU Awards” has the meaning set forth in Section 3.3(d).

“Fraud” means common law fraud as determined pursuant to the Laws of the State of Delaware.

“GAAP” has the meaning set forth in Section 4.6(b).

“Governmental Entity” means any federal, state, local or foreign government, any court, taxing, tribunal, judicial or arbitral body, any regulatory or administrative authority or commission or other governmental or quasi-governmental authority or agency, whether federal, state, local, foreign, or Nasdaq.

“group” has the meaning of the definition set forth in Rule 13d-3 of the Exchange Act.

“Guarantee” has the meaning set forth in the Recitals.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Parties” has the meaning set forth in Section 6.9(a).

“Intellectual Property” means any and all intellectual property rights of any kind or nature throughout the world, including in (a) trademarks, trade names, service marks, service names, mark registrations and applications, trade dress, logos, and the goodwill in any of the foregoing; (b) all issued or pending U.S. and foreign patents, patent applications, including any extensions, reexaminations and reissues, divisionals, continuations and continuations-in-part, statutory invention registrations, registered designs or similar rights anywhere in the world in inventions and designs; (c) registered and unregistered copyrights and any equivalent rights in copyrightable works and works of authorship; (d) World Wide Web addresses, domain names, social media identifiers (such as X (formerly known as Twitter®), Threads® or Instagram® handles) and applications and registrations thereof, (e) rights in Software, databases and data collections, and (f) trade secrets, confidential, proprietary and technical information, methods, processes, algorithms, formulae, customer data, customer and supplier lists and price and cost information, and other rights in know-how that derives independent economic value, whether actual or potential, from not being known to other Persons (“Trade Secrets”).

“Intervening Event” means a material event, occurrence, development or change in circumstances with respect to the Company and the Company Subsidiaries, taken as a whole, which was unknown to the Company Board as of the date of this Agreement and becomes known to or by the Company Board after the date of this Agreement; provided, however, that in no event shall any event, occurrence, development or change in circumstances resulting from or relating to any of the following give rise to an Intervening Event: (a) the receipt of an Acquisition Proposal; (b) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, or the performance of this Agreement and the Transactions, the identity of Parent or the pendency or consummation of the Transactions; (c) any change in the price or trading volume of the Shares or the credit rating of the Company or any of the Company Subsidiaries, in each case, in and of itself; or (d) the mere fact, in and of itself, that the Company has exceeded or met any projections, forecasts, revenues or earnings predictions or expectations of the Company or any securities analysis for any period ending (or for which revenues or earnings are released) on or after the date hereof; provided, that the exceptions set forth in clauses (c) and (d) above shall not apply to the underlying causes giving rise to or contributing to any such event, occurrence, development or change in circumstances or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred.

“ITAR” means the International Traffic in Arms Regulations, as amended, 22 C.F.R. Parts 120-130.

“Key Employee” means each individual set forth on Section 6.1(b)(K) of the Parent Disclosure Schedule.

“Knowledge” means (a) with respect to the Company, the actual knowledge of those persons set forth in Section 1.1(b) of the Company Disclosure Schedule, and (b) with respect to Parent, the actual knowledge of those persons set forth in Section 1.1(a) of the Parent Disclosure Schedule, in each case after reasonable inquiry of such individual’s direct reports with operational responsibility for the fact or matter in question.

“Law” means any Order or any federal, state, county, municipal, provincial, local, foreign, national, multinational, supranational or international law (statutory, common or otherwise), statute, treaty, constitution, convention or ordinance, common law, code or any rule, regulation, license or permit or other similar requirement enacted, adopted, promulgated, issued or applied, by any Governmental Entity.

“Lien” means any license, mortgage, pledge, assignment, transfer restriction, claim, deed of trust, security interest, lease, option, right of first refusal, easement, servitude, encumbrance, lien or charge.

“Material Contract Consents” means any notification, waiver, permission, consent, agreement or authorization required from a Person, under the Material Contracts set forth on Schedule 1.1(c) of the Company Disclosure Schedule.

“Material Contracts” has the meaning set forth in Section 4.14(a).

“Material Customer” has the meaning set forth in Section 4.17.

“Material Supplier” has the meaning set forth in Section 4.17.

“Materials of Environmental Concern” means any pollutant, contaminant, waste, substance or material defined, identified or regulated as toxic or hazardous or a word of similar meaning or regulatory effect under any Environmental Law, including asbestos or asbestos-containing materials, radioactive materials (excluding naturally occurring radon gas), lead, per-and polyfluoroalkyl substances, polychlorinated biphenyls, petroleum and petroleum products, and urea formaldehyde foam insulation.

“Maximum Amount” has the meaning set forth in Section 6.9(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Member” has the meaning set forth in the Recitals.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NED RSU Award” has the meaning set forth in Section 3.3(b).

“Nasdaq” means The Nasdaq Stock Market.

“Non-Party Affiliates” has the meaning set forth in Section 9.14.

“Notice Period” has the meaning set forth in Section 6.2(c)(ii).

“Open Source Software” means any Software that is distributed as “free software” or as “open source software” or under any similar licensing or distribution models, including any software licensed under or subject to the Server Side Public License, GNU General Public License or the GNU Afro General Public License.

“Order” means any order, ruling, judgment, decision, subpoena, writ, stipulation, settlement, award, injunction, decree, consent decree, verdict or arbitration award of any Governmental Entity of competent jurisdiction.

“Outside Date” has the meaning set forth in Section 8.2(a).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Company Subsidiary.

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Schedule” has the meaning set forth in Article V.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Payment Fund” has the meaning set forth in Section 3.2(a).

“Payoff Amount” has the meaning set forth in Section 6.20.

“Payoff Letters” has the meaning set forth in Section 6.20.

“Permits” has the meaning set forth in Section 4.8(c).

“Permitted Liens” means: (a) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated in a manner that would materially and adversely impair the Company’s current business operations at such location, (b) pledges or deposits by the Company or any of the Company Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders or Contracts to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (c) Liens imposed by Law, including carriers’, warehousemen’s, landlords’ mechanics’ or other similar liens arising or incurred in the ordinary course of business in each case for sums not yet due or which are being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (d) statutory Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, (e) non-monetary Liens or de-minimis imperfections of title that do not materially impair the ownership, occupancy or use of the affected assets, (f) non-exclusive licenses granted to third parties in the ordinary course of business by the Company or the Company Subsidiaries (excluding any licenses granted with respect to the Owned Real Property), (g) restrictions, covenants, conditions, easements, right-of-way, encumbrances and other similar non-monetary matters of public record affecting title, which, in each case, do not materially impair the use, occupancy or value of the affected real property, (i) Liens related to equipment financing obtained in the ordinary course of business for amounts not yet due, and (j) Liens in respect of the indebtedness of the Company or the Company Subsidiaries in existence as of the date of this Agreement and set forth on Section 1.1(d) of the Company Disclosure Schedule as security for such indebtedness.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“PII” means any (i) any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, and (ii) any other information defined as “personal data”, “personally identifiable information”, “individually identifiable health information,” or “personal information” or similar term under any Law.

“Proxy Statement Clearance Date” means the earlier of (a) the date on which the Company is informed by the SEC, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, including the first (1st) Business Day that is at least ten (10) calendar days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement, and (b) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first (1st) Business Day immediately following the date the SEC informs the Company, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.

“Reference Company SEC Documents” has the meaning set forth in Section 4.6(a).

“Registered Company Intellectual Property” has the meaning set forth in Section 4.13(a).

“Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other foreign or domestic Laws that are designed or intended to prohibit, restrict or regulate (a) foreign investment, (b) foreign exchange or currency controls or (c) actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

“Release” means any spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Materials of Environmental Concern into the environment, including any indoor or outdoor air, surface water, groundwater, perched water, sediment, ground surface or subsurface, or soil.

“Representatives” has the meaning set forth in Section 6.2(a).

“Required Payment Amount” means all of Parent’s and Merger Sub’s payment obligations under this Agreement, including the payment of the aggregate Merger Consideration and the payment of all fees and expenses reasonably expected to be incurred by Parent, Merger Sub and the Surviving Corporation in connection with the Transactions.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.6(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Preferred Stock” has the meaning set forth in Section 4.3(a).

“Series A Preferred Stock” has the meaning set forth in Section 4.3(a).

“Share” has the meaning set forth in Section 3.1(a).

“Software” means (i) software and computer programs, whether in source code, object code, or other form, (ii) data, databases, and collections of data, (iii) software implementations of algorithms, models, and methodologies, firmware, application programming interfaces, (iv) descriptions, schematics, specifications, flow charts and other work product used to design, plan, organize and develop any of the foregoing, and (v) documentation, including user documentation, user manuals and training materials, files, and records relating to any of the foregoing.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, in the case of a partnership, a majority of the general partnership interests) is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Superior Proposal” means any bona fide written Acquisition Proposal made by any Person or group (other than Parent and its Subsidiaries and Affiliates) after the date of this Agreement that (i) is on terms that the Company Board has determined in its good faith judgment (after consultation with the Company’s outside financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal) are more favorable to the Company’s stockholders from a financial point of view than the Transactions (including, if applicable, taking into account any revisions to this Agreement made or proposed in writing by Parent in accordance with Section 6.2) and (ii) the Company Board has determined (after consultation with the Company’s outside financial advisor and outside legal counsel) to be reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects deemed relevant by the Company Board (which may include certainty of closing, certainty of financing and the identity of the Person making the Acquisition Proposal); provided that for purposes of the definition of “Superior Proposal,” the references to “25%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%.”

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Law” has the meaning set forth in Section 4.21.

“Tax” or “Taxes” means all U.S. federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, ad valorem, real or personal property, unclaimed property or escheat, real property transfer, withholding, excise, production, value added, goods and services, transfer, license, occupation, premium, windfall profits, social security, registration, alternative or add-on minimum, estimated, occupancy and other taxes of any kind imposed by any Governmental Entity and any interest, penalties and additions with respect to any of the foregoing.

“Tax Return” means all returns, reports, declarations, claims for refund, information returns and other similar documents required to be filed with any Governmental Entity with respect to Taxes, including any attachments thereto and any amendments or superseded versions thereof.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.

“Transaction Litigation” has the meaning set forth in Section 6.13.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Taxes” has the meaning set forth in Section 6.17.

“Treasury Regulations” means the regulations issued by the U.S. Department of Treasury interpreting the Code, as amended.

“Willful Breach” means (i) with respect to any breach of a representation or warranty contained in this Agreement, a material breach of such representation or warranty that has been made with the Knowledge of the breaching Party and (ii) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching Party with the Knowledge that the taking of, or failure to take, such act would or would be reasonably expected to cause a material breach of this Agreement.

Section 1.2 Construction. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase. Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. All references to dollar amounts in this Agreement shall be references to U.S. dollars unless otherwise expressly set forth herein. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. For purposes of this Agreement, documents, materials and information are deemed to have been “made available” to Parent or Merger Sub if such documents, materials or information were available for review by Parent or its Representatives through the electronic data room maintained by the Company as of the date of this Agreement or otherwise in the Company SEC Documents publicly available at least one Business Day prior to the date of this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Parent.

Section 2.2 Closing. Unless this Agreement shall have been terminated in accordance with Article VIII, the closing of the Merger (the “Closing”) shall take place at the offices of K&L Gates LLP, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, at 8:00 a.m. Eastern Time (or, if agreed by the Parties, by conference call and electronic exchange of executed documents) on the fifth (5th) Business Day after the satisfaction or written waiver (where permissible under applicable Law) of all of the conditions set forth in Section 7.1 (other than those conditions that by their terms are to be satisfied at the Closing (subject to their satisfaction or written waiver (where permissible)), unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 2.3 Effective Time. On the Closing Date, or such other date as Parent and the Company may agree in writing, Parent, Merger Sub and the Company shall cause to be executed and filed with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) in accordance with Section 264 of the DGCL and Section 18-209 of the DLLCA and shall make all other filings or recordings required under the DGCL and the DLLCA to effectuate the Merger. The Merger shall become effective at the time when the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such other time as Parent and the Company shall agree in writing prior to the Effective Time and specify in the Certificate of Merger in accordance with the DGCL and the DLLCA (the “Effective Time”).

Section 2.4 Effects of the Merger. The Merger shall have the effects specified in this Agreement and the applicable provisions of the DGCL and the DLLCA (including Section 259 of the DGCL, mutatis mutandis).

Section 2.5 Certificate of Incorporation. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date of this Agreement (the “Company Charter”) shall be amended and restated in its entirety to read as set forth in Exhibit A (the “Amended Certificate of Incorporation”), and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended or restated as provided therein or by applicable Law, subject to Section 6.9.

Section 2.6 Bylaws. At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended or restated as provided therein, in the Amended Certificate of Incorporation or by applicable Law, subject to Section 6.9.

Section 2.7 Directors and Officers.

(a) The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; provided that, upon Parent’s request, the Company shall take all actions reasonably necessary prior to the Effective Time to cause the directors of the Surviving Corporation as of the Effective Time to consist of the individuals designated by Parent.

(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be; provided that, upon Parent’s request, the Company shall take all actions reasonably necessary prior to the Effective Time to cause the officers of the Surviving Corporation as of the Effective Time to consist of the individuals designated by Parent.

ARTICLE III

EFFECTS ON SECURITIES; EXCHANGE OF CERTIFICATES

Section 3.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any Equity Interests of Parent, Merger Sub, or the Company:

(a) Per Share Merger Consideration. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share” and collectively, the “Shares”) (other than Cancelled Shares and Dissenting Shares (collectively, the “Excluded Shares”)) shall automatically be cancelled and converted into the right to receive $45.00 in cash, without interest (the “Merger Consideration”), subject to applicable Tax withholdings, whereupon such Shares will cease to exist and no longer be outstanding, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest and subject to applicable Tax withholdings, upon surrender of Shares in accordance with Section 3.2(b).

(b) Cancellation of Cancelled Shares. Each Share that is held by the Company in treasury or by Parent, Merger Sub or any other wholly owned Subsidiary of Parent (collectively, the “Cancelled Shares”) shall automatically be cancelled and cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Membership Interests of Merger Sub. Each membership interest of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 3.2 Payment.

(a) Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement in form and substance reasonably acceptable to the Company with a nationally recognized, reputable U.S. bank or trust company (the identity of which shall be subject to the prior approval of the Company (not to be unreasonably withheld, conditioned or delayed) to act as the paying agent for the holders of Shares entitled to receive the Merger Consideration pursuant to Section 3.1(a) (the “Paying Agent”). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares) cash in an amount sufficient to make the payment of the aggregate Merger Consideration payable pursuant to Section 3.1(a) (such cash being hereinafter referred to as the “Payment Fund”). Until disbursed in accordance with the terms and conditions of this Agreement, the Paying Agent shall invest the Payment Fund as reasonably directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. No investment or losses thereon shall affect the consideration to which the holders of Shares are entitled pursuant to Section 3.1(a) and, to the extent that there are any losses with respect to any investments of the Payment Fund, or the Payment Fund is diminished for any reason below the amount required to make prompt cash payment of the aggregate Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient to make such payments contemplated by Section 3.1(a) in full. The Payment Fund shall not be used for any purpose other than as expressly provided in this Agreement.

(b) Exchange Procedures.

(i) Certificates. Promptly after the Effective Time (and in any event within two (2) Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record (as of immediately prior to the Effective Time) of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (“Certificates”) that were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, and shall be in such form and have such other provisions as are customary and reasonably acceptable to the Company and Parent, and (B) instructions for effecting the surrender of the Certificates (or affidavit of loss in lieu thereof) in exchange for the payment of the Merger Consideration. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof pursuant to this Section 3.2(b)(i)) to the Paying Agent, together with such letter of transmittal, duly executed and in proper form, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver to such holder, in accordance with the letter of transmittal and instructions, as promptly as practicable cash in an amount (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) equal to the product of (1) the Merger Consideration and (2) the number of Shares previously represented by such Certificate, and the

Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrue on any amount payable upon due surrender of the Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon (A) the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and (B) if reasonably required by Parent or the Paying Agent, the posting of an indemnity bond reasonable in amount, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration had such lost, stolen or destroyed Certificate been surrendered as provided in this Section 3.2(b)(i).

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate or a letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(a) in respect of such Book-Entry Shares. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of one or more Book-Entry Shares (other than Excluded Shares) that were converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time (and in any event within two (2) Business Days thereafter, provided that in the event of a significant global disruption of IT services such period shall be extended to two (2 Business Days after the restoration of the affected IT services), cash in an amount (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) equal to the product of (A) the Merger Consideration and (B) the number of Shares previously represented by such Book-Entry Shares, and the Book-Entry Shares of such holder such forthwith be cancelled. No interest will be paid or accrue on any amount payable upon due surrender of the Book-Entry Shares. Exchange of any Book-Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry.

(iii) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates is registered, a check for any cash to be exchanged upon due surrender of the Certificates may be issued to such transferee or other Person if the Certificates formerly representing such Shares so surrendered are properly endorsed or otherwise in proper form and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered.

(iv) Expenses. Parent shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Merger Consideration.

(c) Closing of Transfer Books. The Merger Consideration issued and paid in accordance with the terms of this Article III upon the surrender of the Certificates (or affidavits of loss in lieu thereof) or immediately in the case of the Book-Entry Shares shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the stock transfer books of the Surviving Corporation shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. Until surrendered as contemplated by Section 3.2(b), each Share (other than Excluded Shares) shall, from and after the Effective Time, represent only the right to receive the Merger Consideration, without interest thereon, as contemplated by Section 3.1(a). If, after the Effective Time, any Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article III.

(d) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares (other than Excluded Shares) one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand. Any former holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of such holder’s portion of the Merger Consideration, without interest and net of applicable Tax withholdings. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, Merger Sub, the Company, the Paying Agent or any other Person shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by former holders of Shares (other than Excluded Shares) immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any Person previously entitled thereto.

(e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and held by a Person who is entitled to demand, and properly demands, appraisal of such Shares pursuant to, and in compliance in all respects with, Section 262 of the DGCL (collectively, the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and, at the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder of any such Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment of the fair value of such Dissenting Shares in accordance with Section 262 of the DGCL; provided that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL with respect to such Dissenting Shares or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to receive the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into the right to receive, and to have become exchangeable solely for, the Merger Consideration, less any applicable Tax withholdings, and shall no longer be Dissenting Shares. The Company will give Parent (i) reasonably prompt notice of any demands received by the Company for appraisal of any Shares, any withdrawals of such demands, and any other documents received by the Company pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle, any such demands, or agree to do any of the foregoing. Prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any demands for appraisal or settle or offer to settle any such demands, or agree to do any of the foregoing.

(f) Withholding Rights. Each of the Company, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Shares and Company Equity Awards pursuant to this Agreement such Taxes as it is required to deduct and withhold with respect to the making of such payment under the Code or under any other applicable provision of Tax Law; provided, that, other than with respect to Company Equity Awards, the Surviving Corporation or the Paying Agent, as applicable, shall provide any applicable payee notice of its intention to withhold at least five (5) Business Days prior to any such withholding and cooperate with the applicable payee to minimize any such withholding. To the extent that amounts are so deducted and withheld and timely paid over to the appropriate Governmental Entity, such deducted, withheld and paid amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Parent shall pay, or cause to be paid, all amounts so deducted or withheld to the appropriate taxing authority within the period required under applicable Law.

Section 3.3 Treatment of Company Equity Awards and Company ESPP.

(a) Treatment of Company Stock Options. Each outstanding option to acquire Shares (each, a “Company Stock Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, as of the Effective Time, automatically be cancelled and converted into the right to receive from the Surviving Corporation an amount in cash, without interest and subject to applicable Tax withholdings, equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Stock Option and (ii) the total number of Shares subject to such Company Stock Option. For the avoidance of doubt, in the event that the per share exercise price under any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.

(b) Treatment of NED RSU Awards. Each outstanding restricted stock unit award covering Shares that is held by non-employee members of the Company Board and is neither a Company RSU Award nor an Executive RSU Award (each a “NED RSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, as of the Effective Time, automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such NED RSU Award, without interest and subject to applicable Tax withholdings.

(c) Treatment of Company RSU Awards. Each outstanding restricted stock unit award subject to time-based conditions (and not subject to any performance-based conditions) covering Shares held by current or former service providers that is neither a NED RSU Award nor an Executive RSU Award (each a “Company RSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, as of the Effective Time, automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the total number of Shares subject to such Company RSU Award, without interest and subject to applicable Tax withholdings.

(d) Treatment of Executive RSU Awards. Each outstanding restricted stock unit award subject to time-based conditions (and not subject to any performance-based conditions) covering Shares held by each of the individuals listed on Exhibit B (each an “Executive RSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person, as of the Effective Time, automatically be cancelled and converted into a cash-settled award representing the right to receive (A) the Merger Consideration in accordance with Section 3.1(b) with respect to each Share subject to such Executive RSU Award plus (B) payment in cash of interest, calculated at a rate of 10% per annum, from the Closing Date to the vesting date applicable to such Executive RSU Award. Each Executive RSU Award, except as otherwise provided herein, shall be subject to the same terms and conditions applicable to the Executive RSU Award under the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan (including, for the avoidance of doubt, provisions regarding forfeiture and clawback) and the applicable agreement evidencing such grant thereunder (including, for the avoidance of doubt, the Earning and Payment Schedule and Qualifying Separation from Service (each term as defined in the award agreements evidencing such grants)).

(e) Treatment of Executive PSU Awards. Each outstanding restricted stock unit award subject to performance-based conditions covering Shares held by the individuals listed on Exhibit B (each an “Executive PSU Award”) that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any Person (other than the consent of the holder thereof if determined necessary by the Company after consultation with Parent), as of the Effective Time, be converted into a cash-settled award representing the right to receive the Merger Consideration per Share covered thereby, with the number of such Executive PSU Awards earned determined in accordance with the performance conditions set forth in Exhibit B. Each Executive PSU Award, except as otherwise provided herein, shall be subject to the same terms and conditions applicable to the Executive PSU Award under the Universal Stainless & Alloy Products, Inc. Amended and Restated 2017 Equity Incentive Plan and the agreements evidencing grants thereunder, including the Service Condition, Earning and Payment Schedule, Change in Control and Qualifying Separation from Service terms (each term as defined in the applicable award agreements evidencing such grant).

(f) Payment. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the holders of the Company Equity Awards through the Surviving Corporation’s payroll system, the cash payments described in Section 3.3(a), Section 3.3(b) and Section 3.3(c) on or as soon as reasonably practicable after the Effective Time, but in any event within five (5) Business Days thereafter.

(g) Treatment of Company ESPP. As soon as practicable following the date of this Agreement, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) subject to the consummation of the Merger, the Company ESPP shall terminate effective immediately prior to the Closing, and (ii) if any purchase period is still in effect at the time of the Closing, then the last day of such purchase period shall be accelerated to the Business Day prior to the Closing Date and the final settlement or purchase of shares of Company Common Stock thereunder shall be made on that day.

(h) Corporate Actions. Prior to the Effective Time, the Company Board or any authorized committee thereof shall adopt such resolutions as may reasonably be appropriate or required in its discretion to effectuate the actions contemplated by this Section 3.3.

(i) Section 409A. To the extent that any Company Equity Award described in this Section 3.3 constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.

Section 3.4 Adjustments. In the event that, between the date of this Agreement and the Effective Time, the Company changes the number of Shares issued and outstanding as a result of a reclassification, stock split or reverse stock split, stock dividend or stock distribution, recapitalization, consolidation, exchange of shares, or other similar transaction, the Merger Consideration and any other similarly dependent items, as the case may be, shall be correspondingly adjusted to reflect such change and to provide the holders of Shares (including holders of Company Equity Awards) the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) disclosed in any forms, reports, statements, certifications, registration statements, prospectuses, schedules or other documents (including exhibits and other information incorporated by reference therein) filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act and publicly available via the Electronic Data Gathering, Analysis , and Retrieval (EDGAR) system or made available to Parent by 5:00 p.m., New York City time, one Business Day prior to the date of this Agreement (“Company SEC Documents”), but excluding any “risk factors” or “forward-looking statements” or any other disclosure therein that is cautionary, forward-looking or predictive in nature or (b) set forth in the disclosure schedule delivered by the Company to Parent prior to entering into this Agreement (the “Company Disclosure Schedule”) (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and it being acknowledged and agreed that (i) the disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed to qualify or apply to other sections or subsections in this Article IV to the extent that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections or subsections, and (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect or that the inclusion of such item in the Company Disclosure Schedule is required), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization and Power. The Company is a corporation duly incorporated and validly existing under the Laws of the State of Delaware, is in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties, makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not constitute a Company Material Adverse Effect. True and complete copies of the Company Charter, as amended as of the date of this Agreement, and the bylaws of the Company, as amended as of the date of this Agreement (as so amended, the “Company Bylaws”), are included in the Company SEC Documents. Each of the Company Charter and the Company Bylaws are in full force and effect and the Company is not in material violation of any of the provisions of the Company Charter or the Company Bylaws.

Section 4.2 Subsidiaries. Section 4.2 of the Company Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of the Subsidiaries of the Company (each, a “Company Subsidiary” and collectively, the “Company Subsidiaries”) and indicates the jurisdiction of organization or formation of each such Company Subsidiary. Each Company Subsidiary is duly formed and is validly existing and in good standing under the Laws of the jurisdiction of its formation, as the case may be. Each Company Subsidiary has all requisite company power and authority to own, lease, and operate its properties and assets and to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing, if applicable, in each jurisdiction in which the nature of its business or the ownership, leasing, or operation of its properties makes such qualification of licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not constitute a Company Material Adverse Effect. All of the outstanding shares of capital stock or equity interests of each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of all Liens, other than Permitted Liens. Other than the Company Subsidiaries, none of the Company or any Subsidiary of the Company owns any Equity Interests of any Person. True and complete copies of the articles of incorporation, certificate of incorporation, certificate of formation, articles of organization, bylaws, operating agreement, and other similar governing documents of the Company Subsidiaries, as applicable, have been made available to Parent as of the date of this Agreement and each such document is in full force and effect.

Section 4.3 Capitalization.

(a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock” and, together with the Company Common Stock, the “Capital Stock”), of which 20,000 shares of Company Preferred Stock have been designated as Senior Preferred Stock (the “Senior Preferred Stock” with 18,000 such shares being further designated as Series A Junior Participating Preferred Stock (“Series A Preferred Stock”)).

(b) At the close of business on October 15, 2024 (the “Capitalization Date”), there were (i) 9,310,069 shares of Company Common Stock issued and outstanding, (ii) no shares of Company Preferred Stock, including Senior Preferred Stock and Series A Preferred Stock,

issued and outstanding, (iii) outstanding Company Stock Options to acquire a total of 606,750 shares of Company Common Stock (whether or not presently vested or exercisable), (iv) outstanding Company RSU Awards, NED RSU Awards, Executive RSU Awards, and Executive PSU Awards for a total of 417,977 shares of Company Common Stock (in the case of any Executive PSU Award for which the applicable performance period has not ended prior to the Capitalization Date, assuming achievement of the maximum level of performance), and (v) 42,959 shares of Company Common Stock available for issuance to employees pursuant to the Company ESPP. Except as set forth in the prior sentence of this Section 4.3, for shares of Company Common Stock reserved for issuance under any Company Benefit Plans, and for changes since the Capitalization Date resulting from the exercise, vesting or settlement of Company Stock Options, or the vesting or settlement of Company RSU Awards, NED RSU Awards, Executive RSU Awards, and Executive PSU Awards, as of the date of this Agreement, there are no outstanding (i) shares of Capital Stock, (ii) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of Capital Stock or other Equity Interests in the Company, (iii) subscription, options, warrants, rights, puts, calls, stock appreciation rights, restricted or performance stock units, phantom stock or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, sell or grant any Capital Stock, or other Equity Interests in the Company or any Company Subsidiary, (iv) obligations of the Company to grant, extend or enter into any agreement or commitment identified in the foregoing clause (iii), or (v) profit interests, restricted shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any Capital Stock in each case that have been issued by the Company or any Company Subsidiary (the items in clauses (i), (ii), (iii), (iv), and (v) being referred to collectively as the “Company Securities”). Since the Capitalization Date through the date of this Agreement, the Company has not issued any Capital Stock or Company Equity Awards other than the Capital Stock and Company Equity Awards that were outstanding as of the Capitalization Date and the issuance of shares of Company Common Stock upon the exercise, vesting or settlement of Company Equity Awards.

(c) All issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive (or similar) rights.

(d) There are no outstanding (i) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company’s stockholders may vote, or (ii) obligations under Contract of the Company or any of the Company Subsidiaries, (A) to repurchase, redeem or otherwise acquire any of the Company Securities (other than in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards, including with respect to the satisfaction of Tax withholding, and with respect to Company Stock Options, the payment of the exercise price) or Equity Interests of any other Person, (B) to grant any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Equity Interests of the Company or any Company Subsidiary, or (C) to loan, advance funds to or make any investment in or capital contribution to any Person.

(e) There are no stockholders’ agreement, voting trust agreement or registration rights agreement or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting, dividends or disposition of Capital Stock or any Equity Interests of any Company Subsidiary.

(f) Section 4.3(f) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a true and complete list of all holders of Company Equity Awards and, with respect to each such Company Equity Award, the type of award, the date of grant, the per Share exercise price and the vesting schedule, if applicable, and the number of Shares subject to such Company Equity Award (in the case of any Executive PSU Award for which the applicable performance period has not ended prior to the Capitalization Date, assuming achievement of the maximum level of performance).

Section 4.4 Authority.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder, and, assuming the accuracy of the representations and warranties set forth in Section 5.7, to consummate the Transactions (subject, in the case of the consummation of the Merger, to receipt of the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock to adopt this Agreement (the “Company Stockholder Approval”)). Assuming the accuracy of the representations and warranties in Section 5.7, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company (subject, in the case of the consummation of the Merger, to the receipt of the Company Stockholder Approval and the filing and recordation of the appropriate merger documents as required by the DGCL).

(b) The Company Board at a meeting duly called and held has adopted resolutions that (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the consummation of the Transactions by the Company, (iii) approved the execution, delivery, and performance by the Company of this Agreement and the consummation of the Transactions by the Company, including the Merger, and (iv) resolved to, subject to Section 6.2, recommend adoption of this Agreement by the stockholders of the Company (the recommendation set forth in this clause (iv), the “Company Recommendation”).

(c) This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub and the accuracy of the representations and warranties set forth in Section 5.7, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws of general applicability affecting or relating to creditors’ rights and remedies generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (clauses (i) and (ii) collectively, the “Enforceability Exceptions”).

Section 4.5 Consents and Approvals; No Conflicts. Except as set forth in Section 4.5 of the Company Disclosure Schedule and as may be required under the applicable requirements of the Exchange Act, the HSR Act, the DPA, ITAR, the DGCL, the DLLCA, the rules and regulations of Nasdaq, state securities laws, and applicable foreign and supranational Regulatory Laws, each as amended from time to time, and assuming that the Company Stockholder Approval has been obtained, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions will (a) assuming the accuracy of the representations and warranties in Section 5.7, conflict with or violate any provision of the Company Charter, the Company Bylaws or the certificate of incorporation and bylaws (or equivalent organizational documents) of any Company Subsidiary, (b) require the Company to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction or (c) assuming compliance with the matters referred to in clause (b), (i) violate any Law applicable to the Company, any of the Company Subsidiaries or any of their respective properties or assets, (ii) violate, breach, require any consent by any Person, constitute a default (or an event that, with or without notice, lapse of time or both, would constitute a default), give rise to a right of termination, amendment or cancellation, result in the loss of any benefit, or accelerate the performance required by the Company or any Company Subsidiaries, under any Material Contract, or (iii) result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of the Company or any of the Company Subsidiaries, with such exceptions, in the case of each of clauses (b) and (c), as would not constitute a Company Material Adverse Effect.

Section 4.6 Company SEC Documents.

(a) Since January 1, 2022, the Company has timely filed with or furnished all forms, reports, statements, schedules and other documents required to be filed with or furnished by the Company to the SEC under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (collectively with any amendments thereto, the “Reference Company SEC Documents”). As of their respective filing dates (or if amended, as of the date of such amendment with respect to the portions that were amended), and in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of mailing, respectively, the Reference Company SEC Documents (i) complied as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and, in each case, the rules and regulations promulgated thereunder, each as in effect on the date so filed (or amended), and (ii) did not, at the time they were filed, or, if amended prior to the date hereof, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements of the Company included in the Reference Company SEC Documents (including the related notes and schedules thereto) when filed complied in all material respects with the rules and regulations of the SEC with respect thereto, except to the extent disclosed in any such Reference Company SEC Document, and were prepared in all material respects in accordance with United States generally accepted accounting principles (as in effect as of the date of this Agreement, “GAAP”) (except, in the case of the unaudited quarterly financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, on that basis, fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto, which, individually or in the aggregate, are not material in amount).

(c) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act) as required by Rule 13a-15(a) or Rule 15d-15(a) under the Exchange Act, and the Company has established and maintains internal control over financial reporting (as defined in Rule 13a-15(f) or Rule 15d-15(f) under the Exchange Act) as required by Rule 13a-15(a) or Rule 15d-15(a) under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company has disclosed, based on the most recent evaluation by its Chief Executive Officer and its Chief Financial Officer, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Neither the Company, nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any securitization transaction, joint venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s consolidated financial statements included in the Reference Company SEC Documents.

(e) Subject to any applicable grace periods, the Company has been since January 1, 2022 and is currently in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of Nasdaq.

(f) As of the date of this Agreement, there are no material outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Reference Company SEC Documents and, none of the Reference Company SEC Documents is, to the Knowledge of the Company, the subject of ongoing SEC review.

Section 4.7 Absence of Certain Changes or Events.

(a) From January 1, 2022 through the date of this Agreement, except for the execution and performance of this Agreement and the discussions and negotiations related thereto, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business and neither the Company nor any of the Company Subsidiaries has taken an action that, if taken after the date hereof, would constitute a violation of Section 6.1(b)(A), Section 6.1(b)(B), Section 6.1(b)(D), Section 6.1(b)(F), Section 6.1(b)(G), Section 6.1(b)(J), Section 6.1(b)(L), Section 6.1(b)(Q) (provided that, with respect to such Section 6.1(b)(Q), this representation and warranty shall apply only with respect to actions taken between January 1, 2024 through the date of this Agreement) and, with respect to the foregoing, Section 6.1(b)(S).

(b) From January 1, 2022, through the date of this Agreement, there has not been a Company Material Adverse Effect.

Section 4.8 Compliance with Laws; Permits.

(a) Except as would not constitute a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all Laws and Orders applicable to the Company and the Company Subsidiaries or by which any property or asset of the Company and the Company Subsidiaries is bound. Neither the Company nor any of the Company Subsidiaries has received written notice from a Governmental Entity alleging that the Company or a Company Subsidiary is not in compliance with any such Law or Order that has not been cured as of the date hereof.

(b) No inquiry or investigation by or on behalf of any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, threatened in writing, nor has any Governmental Entity indicated in writing to the Company or any Company Subsidiary an intention to conduct the same.

(c) Except as would not constitute a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has in effect all licenses, certificates, authorizations, consents, permits, approvals and other similar authorizations of, from or by a Governmental Entity (“Permits”) necessary for the conduct of its business and the ownership, lease, use and operation of its properties and assets, as presently conducted and used, and each such Permit is validly subsisting, and in full force and effect.

Section 4.9 Tax Matters. Except as would not constitute a Company Material Adverse Effect:

(a) Each of the Company and the Company Subsidiaries has timely filed or caused to be timely filed (after taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are correct and complete.

(b) Each of the Company and the Company Subsidiaries has timely paid or caused to be timely paid all Taxes required to be paid by it (regardless of whether shown on a Tax Return) or has provided or caused to be provided adequate reserves in accordance with GAAP on the consolidated financial statements included in the Reference Company SEC Documents for any Taxes that have not been paid. Each of the Company and the Company Subsidiaries have timely withheld and paid to the appropriate Governmental Entity all material amounts required to have been withheld and paid in connection with amounts paid or owing to any Person.

(c) No audits, examinations, investigations or other proceedings by a Governmental Entity are ongoing or pending with respect to any Taxes of the Company or any Company Subsidiaries. No written notification has been received by the Company or any of the Company Subsidiaries that any such audit, examination, investigation or other proceeding in respect of Taxes is proposed or threatened. No Governmental Entity has asserted in writing any deficiency or proposed adjustment for any Taxes of the Company or any of the Company Subsidiaries, which deficiency or proposed adjustment has not been satisfied by payment, settled, withdrawn or otherwise contested and adequately reserved for under GAAP. No claim has been made in writing by any taxing authority in any jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is, or may be, subject to Tax by, or required to file any Tax Return in, that jurisdiction.

(d) There are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries other than Permitted Liens.

(e) Neither the Company nor any of the Company Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement (other than (A) any agreement entered into in the ordinary course of business, a principal purpose of which is not related to Taxes and (B) any agreement solely between or among the Company and any of the Company Subsidiaries).

(f)  Neither the Company nor any of the Company Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company or any of its Affiliates) or has any liability for any Taxes of any Person (other than the Company or any of the Company Subsidiaries) pursuant to Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or non-U.S. Law) or as a transferee or successor.

(g) Neither the Company nor any of the Company Subsidiaries will be required to include any material item of income, or exclude any deduction, from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Sect 7121 of the Code (or any corresponding or similar provision of state or local income Tax Law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date, (D) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (E) a prepaid amount received outside the ordinary course of business or (F) election under Section 965(h) of the Code.

(h) The Company Common Stock is currently regularly traded on Nasdaq within the meaning of Treasury Regulation Section 1.1445-2(c)(2).

(i) Neither the Company nor any Company Subsidiary has deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020.

(j)  Neither the Company nor any of the Company Subsidiaries has granted any request that remains in effect for waivers of the time to assess any Taxes. Neither the Company nor any of the Company Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(k) Neither the Company nor any of the Company Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(l) Neither the Company nor any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this Agreement.

Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 4.9 are the sole and exclusive representations of the Company and the Company Subsidiaries with respect to Taxes and Tax matters.

Section 4.10 No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), whether or not required by GAAP to be reflected in the consolidated balance sheet of the Company, other than liabilities and obligations (a) reserved against or reflected in the Company’s consolidated balance sheet for the fiscal year ended December 31, 2023 included in the Reference Company SEC Documents (including in the notes thereto), (b) incurred in the ordinary course of business since December 31, 2023, (c) incurred in connection with the Company’s sale process, including this Agreement and the Transactions, or (d) that would not constitute a Company Material Adverse Effect.

Section 4.11 Litigation. (a) As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Company Subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. (b) To the Knowledge of the Company, there is no existing fact or circumstance that would be reasonably expected to give rise to any such Action that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect concerning Materials of Environmental Concern or noncompliance with Environmental Law. (c) Neither the Company nor any of the Company Subsidiaries nor any of their respective properties or assets is or are subject to any Order, except for those that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.12 Employees and Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Schedule contains a list of each material Company Benefit Plan. With respect to each such material Company Benefit Plan, the Company has made available to Parent copies (to the extent applicable) of (i) the current plan document or a written description or summary of all material terms thereof if such plan is not in writing, including all amendments and attachments thereto, (ii) the most recent financial statements, actuarial valuation report and annual report on Form 5500 as filed with the U.S. Department of Labor, (iii) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to such Company Benefit Plan, (iv) the most recent Internal Revenue Service determination, advisory or opinion letter, and (v) the most recent summary plan description, including all summaries of material modifications thereto.

(b) Except as would not constitute a Company Material Adverse Effect, (i) each Company Benefit Plan has been maintained in compliance with its terms and with the requirements of applicable Law, (ii) all employer contributions, premiums and expenses required to be made to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued in accordance with applicable accounting practices of the Company, and (iii) each Company Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service.

(c) Except as would not constitute a Company Material Adverse Effect, no Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, and, during the immediately preceding six (6) years, none of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has contributed to, or been required to contribute to, a plan subject to Title IV of ERISA or Section 412 of the Code.

(d) Except as would not constitute a Company Material Adverse Effect, no Company Benefit Plan provides health insurance, life insurance or death benefits to current or former employees of the Company or any of the Company Subsidiaries beyond their retirement or other termination of service, other than as required by Section 4980B of the Code or other applicable Law.

(e) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will by itself (i) entitle any officer, director or employee of the Company or any of the Company Subsidiaries to any material severance or material termination pay pursuant to a Company Benefit Plan, (ii) except as provided in Section 3.3, accelerate the time of payment or vesting, or materially increase the amount of, compensation due to any such officer, director or employee of the Company or any of the Company Subsidiaries under any Company Benefit Plan, or (iii) result in the payment of any amount that would constitute an “excess parachute payment” (within the meaning of Section 280G of the Code) under any Company Benefit Plan.

(f) Neither the Company nor any of the Company Subsidiaries (i) has agreed to recognize any labor union, works council or labor organization, nor has any labor union, works council or labor organization been certified as the exclusive bargaining representative of any employees of the Company or any of the Company Subsidiaries, (ii) is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union, works council or labor organization, or (iii) as of the date of this Agreement, is the subject of any material proceeding seeking to compel it to bargain with any labor union, works council or labor organization, nor, to the Knowledge of the Company, is any such proceeding threatened.

(g) Since January 1, 2022, there have been no strikes, work stoppages, slowdowns, picketing, concerted refusal to work overtime, handbilling, leafletting, lockouts, arbitration (in each case involving labor matters) or other material labor disputes pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(h) There are no pending or, to the Knowledge of the Company, threatened material Actions or investigations against the Company or a Company Subsidiary brought by or on behalf of any employee, contractor or other service provider.

(i) Except as would not constitute a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, plant closings, wages and hours, withholding of Taxes, worker classification, employment discrimination, disability rights or benefits, equal opportunity, labor relations, employee leave issues and unemployment insurance and related matters.

Section 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all Company Intellectual Property which are registered by, or with respect to which applications for registrations have been submitted to, a Governmental Entity or are domain names (the “Registered Company Intellectual Property”). Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, each item of Registered Company Intellectual Property is valid, subsisting and in full force and effect.

(b) Except as would not constitute a Company Material Adverse Effect, the Company and the Company Subsidiaries solely and exclusively own all right, title and interest in and to all Company Intellectual Property, and otherwise have the right to use all other Intellectual Property used in, held for use in or necessary to conduct the businesses of the Company and the Company Subsidiaries, as conducted as of the date of this Agreement. As of the date of this Agreement, the Company and the Company Subsidiaries are not a party to any Action (i) challenging the ownership, enforceability or validity of any Company Intellectual Property or (ii) alleging that the Company or any of the Company Subsidiaries is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property, other than, in each case, as would not constitute a Company Material Adverse Effect.

(c) Except as would not constitute a Company Material Adverse Effect, to the Knowledge of the Company, (i) no Person is violating, misappropriating or infringing any Company Intellectual Property and (ii) the operation of the business of the Company and the Company Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person and since January 1, 2022 has not violated, misappropriated or infringed the Intellectual Property of any other Person.

(d) Each present or past employee, officer, consultant or any other Person who created or contributed to any material Intellectual Property for or on behalf of the Company or any Company Subsidiary has agreed in writing to keep any confidential information, including Trade Secrets, confidential both during and after the term of employment or engagement. Each past or present contractor or any other Person who developed any material Software, in whole or in part, for or on behalf of the Company or any Company Subsidiary has entered into a valid Contract assigning all right, title and interest in and to all such Software and the Intellectual Property therein to the Company or such Company Subsidiary.

(e) No funding, facilities or resources of a university, college, other educational institution, research center or Governmental Entity was used in the development of the Company Intellectual Property, and no Governmental Entity, university, college or other educational institution or research center has any claim or right in or to the Company Intellectual Property.

(f) Except as would not constitute a Company Material Adverse Effect, since January 1, 2022, (i) the Company and the Company Subsidiaries have taken commercially reasonable steps to maintain the secrecy and confidentiality of and to protect against the unauthorized disclosure of any Trade Secrets and (ii) to the Knowledge of the Company, there has been no misappropriation of any such Trade Secrets by any Person, and no unauthorized use of, access to or disclosure of such Trade Secrets.

(g) All Company Intellectual Property that consists, in whole or in part, of Software (“Company Owned Software”) (i) does not contain any Disabling Devices and (ii) is solely used for internal business purposes.

(h) The Company and the Company Subsidiaries have not incorporated, linked or combined any Open Source Software with any Company Owned Software and distributed such combined software in a manner that would obligate the Company or any Company Subsidiary to disclose, distribute, license or otherwise make available to any Person or the public any such Company Owned Software in source code form.

(i) Except as would not constitute a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable data protection, privacy and other Laws governing the collection, use, storage, distribution, transfer or disclosure of any personal information or personal data in connection with the businesses of the Company and the Company Subsidiaries.

(j) Except as would not constitute a Company Material Adverse Effect, to the Company’s Knowledge, there have been no unauthorized intrusions or other security breaches, or failures or breakdowns that have not been remedied, with respect to the Company Systems (including any which resulted in the unauthorized access to, or loss, corruption or alteration of, any PII or data or information contained therein).

Section 4.14 Material Contracts.

(a) Section 4.14(a) of the Company Disclosure Schedule sets forth any Contract, including all amendments, supplements and modifications, to which the Company or any of the Company Subsidiaries is a party as of the date of this Agreement, other than the Company Benefit Plans (the “Material Contracts”):

(i) that relates to the formation, creation, operation, management or control of any limited liability company, partnership or joint venture that is material to the business of the Company and the Company Subsidiaries, other than any such limited liability company, partnership or joint venture that is a Company Subsidiary;

(ii) that relates to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) of the Company or the Company Subsidiaries (other than between or among the Company and the Company Subsidiaries or between or among any of the Company Subsidiaries) in excess of $5,000,000 evidenced by loan agreements, credit agreements, notes, bonds, indentures, mortgages, guarantees, securities or debentures;

(iii) that (A) limits the right of the Company or any of the Company Subsidiaries to engage or compete in any line of business or to compete or operate in any geographic location, (B) provides for “exclusivity” in favor of any third party or (C) grants any rights of first refusal, rights of first negotiation, or “most favored nation” rights to any third party;

(iv) that contain any “take or pay”, minimum commitments or similar provisions;

(v) that involves any sharing of revenues, profits or losses with one or more Persons;

(vi) that relates to the acquisition or disposition of any business, assets or properties of or by the Company or any of the Company Subsidiaries (other than any acquisition or disposition in the ordinary course of business or disposition of obsolete equipment or assets of the Company or any Company Subsidiary), whether by way of merger, consolidation, purchase of stock or assets or otherwise, and (A) that contains material continuing representations, covenants, indemnities or other obligations of the Company or any of the Company Subsidiaries (other than those set forth in Section 4.14(a)(ix) below) or (B) pursuant to which the Company or any of the Company Subsidiaries has continuing indemnification, earn-out or other contingent payment obligations;

(vii) that is with any Material Customer or Material Supplier (other than any purchase orders, invoices, work orders, statements of work or similar arrangements);

(viii) that obligates the Company or any Company Subsidiary to make any capital commitment or capital expenditure in an aggregate amount in excess of $1,000,000 during any twelve (12)-month period;

(ix) under which the Company or any of the Company Subsidiaries is obligated to make or receive payments in the future for the purchase of supplies, goods, services, equipment, products, materials or other assets, in excess of $1,500,000 during any twelve (12)-month period;

(x) that provides for the settlement (whether or not publicly filed) or compromise of any Action involving or against the Company or any Company Subsidiary, except for settlements or compromises of Actions that (A) do not involve the payment of amounts in excess of $1,000,000 by the Company or any Company Subsidiary, (B) do not impose any material ongoing obligations or restrictions on the business or activities of the Company or any Company Subsidiary, and (C) do not involve the admission of wrongdoing by the Company or any Company Subsidiary;

(xi) that relates to any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, or collar transaction relating to one of more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or transactions, and any related credit support, collateral, transportation or other similar Contracts, in each case, that is material to the Company and the Company Subsidiaries, taken as a whole;

(xii) that prohibits the payment of dividends or distributions in respect of, or the pledging of, the capital stock of the Company or any of the Company Subsidiaries;

(xiii) that is a voting agreement, voting trust, stockholder agreement or other Contract applicable to, or governing the voting of, any shares of Capital Stock or any equity, membership, partnership or other interests in any of the Company Subsidiaries;

(xiv)  (i) pursuant to which the Company or any Company Subsidiary licenses from, or is otherwise permitted by, a third party to use any material Intellectual Property, other than any non-exclusive licenses to commercially available, off-the-shelf Software that have been granted on standardized, generally available terms and that have not been modified or customized specifically for the Company or any Company Subsidiary, (ii) pursuant to which a third party licenses, or otherwise obtains rights under, any material Company Intellectual Property, other than as contained in any Contracts between the Company or any Company Subsidiary, on the one hand, and any customer thereof, on the other hand, entered into in the ordinary course of business, or (iii) pursuant to which (A) the Company or any Company Subsidiary is restricted from using, licensing, or enforcing any Company Intellectual Property or (B) any Company Intellectual Property is developed, in the case of either clause (A) or (B), that is material to the business of the Company and the Company Subsidiaries;

(xv) that is currently in effect with respect to the Company or any Company Subsidiary that has been, or is required to be, filed by the Company with the SEC as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act;

(xvi) that is entered with a union, labor organization or works council governing the terms and conditions of employment of any employees of the Company or any Company Subsidiary; and

(xvii) that commits the Company or any Company Subsidiary to enter into any Contracts of the type described in the foregoing clauses (i) through (xv).

(b) The Company has made available to Parent a true and complete copy of each Material Contract, each as amended and supplemented as of the date of this Agreement. Except as would not constitute a Company Material Adverse Effect, each Material Contract (i) is in full force and effect, (ii) is a valid and binding agreement of the Company or a Company Subsidiary, as the case may be, and, to the Knowledge of the Company, of each party thereto, and

(iii) is enforceable against the Company or a Company Subsidiary, as the case may be, and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by the Enforceability Exceptions. Except as would not constitute a Company Material Adverse Effect, the Company or the applicable Company Subsidiary has performed all obligations required be performed by it under the Material Contract, and is not (with or without notice or lapse of time or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Material Contract is (with or without notice or lapse of time or both) in breach or default thereunder. To the Knowledge of the Company, as of the date of this Agreement, no material disagreements or disputes exist under any Material Contract, except such disagreements or disputes that would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received, as of the date of this Agreement, any written notice from any counterparty to a Material Contract that such counterparty intends to terminate or not renew such Material Contract.

Section 4.15 Real Property.

(a) Section 4.15(a) of the Company Disclosure Schedule sets forth the address and current owner of each Owned Real Property. The Company or a Company Subsidiary has good and marketable indefeasible fee simple title to each Owned Real Property, free and clear of all Liens, except Permitted Liens. With respect to each Owned Real Property, except as would not constitute a Company Material Adverse Effect: (i) neither the Company nor any Company Subsidiary has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (ii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein, and (iii) to the Knowledge of the Company, there is no condemnation, expropriation or other proceeding in eminent domain pending, threatened, or affecting the Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Company Subsidiary is party to any agreement or option to purchase any real property or interest therein.

(b) The Owned Real Property identified in Section 4.15(a) of the Company Disclosure Schedule comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any Company Subsidiary.

(c) Except as would not constitute a Company Material Adverse Effect, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company or Company Subsidiary used in the conduct of the business or the operations of the Company or any Company Subsidiary are (i) in good operating condition and repair, subject to ordinary wear and tear and (ii) sufficient for the continued conduct of the Company’s business after the Closing in substantially same manner as conducted prior to the Closing.

(d) Neither the Company nor any Company Subsidiary is a party to any lease, sublease or license of real property.

Section 4.16 Environmental Laws. Except for matters that would not have a Company Material Adverse Effect, (a) each of the Company and the Company Subsidiaries is, and, since January 1, 2020 has been, in compliance with all applicable Environmental Laws and Permits required under Environmental Laws, (b) each of the Company and the Company Subsidiaries possesses all Permits required under applicable Environmental Laws for it to conduct its business as presently conducted, (c) neither the Company nor either Company Subsidiary is subject to any outstanding Order or Action regarding non-compliance with Environmental Laws or Permit required under Environmental Laws, (d) neither the Company nor either Company Subsidiary has received any written notice from a Government Authority or third-party alleging that the Company or the Company Subsidiaries are in violation of, or is a “potentially responsible party” under, any Environmental Law or Permit, which notice or allegation remains unresolved, and (e) to the Knowledge of the Company, there has been no Release of Materials of Environmental Concern caused by the Company or any Company Subsidiary on, under, or near the Owned Real Property that would reasonably be expected to result in any material liability to the Company or any Company Subsidiary under any Environmental Law.

Section 4.17 Material Customers and Suppliers. Section 4.17 of the Company Disclosure Schedule lists (a) the fifteen (15) largest suppliers of the Company and the Company Subsidiaries measured by dollar volume of spend for the fiscal year ended December 31, 2023 (each such supplier, a “Material Supplier”) and (b) the fifteen (15) largest customers of the Company and the Company Subsidiaries measured by dollar volume of revenue for the fiscal year ended December 31, 2023 (each such customer, a “Material Customer”). Except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect, between January 1, 2022 and the date of this Agreement, no Material Customer or Material Supplier has terminated or adversely modified its business relationship with the Company or any of the Company Subsidiaries, or notified the Company or the applicable Company Subsidiary (whether in writing or, to the Knowledge of the Company, orally) of its intention to terminate or adversely modify its business relationship with the Company or the applicable Company Subsidiary in any way, other than the expiration of such relationship in accordance with its terms.

Section 4.18 Insurance Policies. Except as would not have a Company Material Adverse Effect, all insurance policies of the Company and the Company Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof in the ordinary course, and all premiums due and payable thereon have been paid. Except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in breach or default under any insurance policy of the Company or any Company Subsidiary and, to the Knowledge of the Company, no event has occurred which, with notice, or lapse of time or both, would constitute a breach or default under, or permit termination or modification of, any such policy. Since January 1, 2022, (a) no written notice of cancellation or termination has been received by the Company or any Company Subsidiary with respect to any insurance policy of the Company or any Company Subsidiary, in each case other than in connection with ordinary renewals, (b) there have been no material claims pending under any of the Company’s insurance policies and, to the Knowledge of the Company, no event has occurred that is reasonably expected to give rise to a material insurance claim and (c) there has been no claim under any of the Company’s insurance policies as to which coverage was questioned, denied or disputed by the underwriters of such policies, except as would not be material to the Company and the Company Subsidiaries, taken as a whole.

Section 4.19 Proxy Statement. None of the information included or incorporated by reference in the notice of meeting, proxy statement, and forms of proxy to be filed with the SEC in connection with the Merger (collectively, the “Company Proxy Statement”), will, at the time the Company Proxy Statement is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.20 Brokers. No broker, finder, investment banker, financial advisor or other similar Person, other than TD Securities (USA) LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.

Section 4.21  No Rights Agreement; Anti-Takeover Provisions. As of the date of this Agreement, the Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. Assuming the accuracy of the representations and warranties set forth in Section 5.7, no “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL) (each, a “Takeover Law”), or any comparable anti-takeover provisions of the Company Charter or the Company Bylaws, would reasonably be expected to restrict or prohibit the execution of this Agreement, each Party performing its obligations hereunder or the consummation of the Transactions.

Section 4.22 Related Party Transactions. No present or former officer, director or director nominee of the Company or any Person owning more than five percent (5%) of the Company Common Stock, and no family member of any of the foregoing that is a natural Person, is a party to any Contract with, or binding upon, the Company, any Company Subsidiary or any of their properties or assets, or has any material interest in any property owned, leased or occupied by the Company or any Company Subsidiary, or has engaged in any material transaction with any of the foregoing that would, in each such case, be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Section 4.23 Opinion of the Company’s Financial Advisor. The Company Board has received an opinion from TD Securities (USA) LLC to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken set forth therein, the Merger Consideration to be received by holders of Company Common Stock (other than, as applicable, Parent, Merger Sub and their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 4.24 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, neither the Company nor any Person acting on its behalf makes any other express or implied representations or warranties with respect to (a) the Company or any Company Subsidiaries, any of their businesses, operations, assets, liabilities, condition (financial or otherwise), Affiliates or prospects, or any other matter relating to the Company or the Company Subsidiaries, or (b) the accuracy or completeness of any documentation, forecasts, or other information provided by the Company or any Person acting on its behalf to Parent, Merger Sub, any Affiliate of Parent, or any Person acting on any of their behalf.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

AND MERGER SUB

Except as set forth in the disclosure schedule delivered by Parent to the Company prior to entering into this Agreement (the “Parent Disclosure Schedule”) (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article V, and it being acknowledged and agreed that the disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed to qualify or apply to other sections or subsections of this Article V to the extent that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections or subsections), Parent and Merger Sub jointly and severally hereby represent and warrant to the Company as follows:

Section 5.1 Organization. Parent is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Delaware, and has all requisite company power and authority to own, lease, and operate its properties and assets and to carry on its business as now being conducted. Merger Sub is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

Section 5.2 Capitalization of Merger Sub.

(a) The membership interests of Merger Sub, all of which have been validly issued, are fully paid and nonassessable and are owned directly by Parent, free and clear of any Liens (other than Permitted Liens).

(b) Merger Sub has been formed solely for the purpose of the Transactions and, since its date of formation, has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto, and has not incurred any liabilities or obligations other than in connection with the Transactions and activities incidental to Merger Sub’s formation.

Section 5.3 Authority. Each of Parent and Merger Sub has full company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance and compliance by Parent and Merger Sub with each of their respective obligations herein, and, following the adoption of this Agreement by Parent as the sole member of Merger Sub, the consummation by each of Parent and Merger Sub of the Transactions have been duly authorized by all necessary company actions on the part of each of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as limited by the Enforceability Exceptions. No Takeover Laws apply or will apply to Parent or Merger Sub pursuant to this Agreement or the Transactions.

Section 5.4 Consents and Approvals; No Conflicts. Except as may be required under the applicable requirements of, the Exchange Act, the HSR Act, the DPA, ITAR, the DGCL, the DLLCA, the rules and regulations of Nasdaq, state securities laws, and applicable foreign and supranational Regulatory Laws, each as amended from time to time, neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Transactions will (a) conflict with or violate any provision of the certificate of incorporation or bylaws, or similar organizational documents, of Parent, Merger Sub or any other Subsidiary of Parent, (b) require Parent, Merger Sub or any other Subsidiary of Parent to make any notice to, or filing with, or obtain any permit, authorization, consent or approval of, any Governmental Entity of competent jurisdiction, or (c) assuming compliance with the matters referred to in clause (b), (i) violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent, or their respective properties or assets, (ii) violate, breach, require any consent by any Person under, constitute a default (or an event that, with or without notice, lapse of time or both, would constitute a default under), give rise to a right of termination or cancellation under, or accelerate the performance required by any Contract to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or (iii) result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of Parent, Merger Sub or any other Subsidiary of Parent, with such exceptions, in the case of clauses (b) and (c) as would not materially impair the ability of Parent and Merger Sub to consummate, or would not prevent or materially delay, the consummation of the Transactions.

Section 5.5 Litigation. There is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) or any of their respective properties or assets, that would materially impair the ability of Parent and Merger Sub to consummate, or would prevent or materially delay, the consummation of the Transactions. There is no Order imposed upon or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries (including Merger Sub) or any of their respective properties or assets, except for those that would not materially impair the ability of Parent and Merger Sub to consummate, or would not prevent or materially delay, the consummation of the Transactions.

Section 5.6 Sufficient Funds. Parent and Merger Sub have available to them, and will have available to them at the Effective Time, sufficient funds to pay the Required Payment Amount, to perform all of their respective obligations under this Agreement and to consummate the Merger and the other Transactions to be consummated by them. Parent’s and Merger Sub’s obligations under this Agreement are not subject to any conditions regarding Parent’s or Merger Sub’s ability to obtain financing for the consummation of the Merger or the other Transactions to be consummated by Parent or Merger Sub.

Section 5.7 No Ownership of Company Capital Stock. None of Parent, Merger Sub and any of their respective “affiliates” or “associates” is, or has been at any time during the past three (3) years, an “interested stockholder” of the Company (in each case, as such quoted terms are defined in Section 203 of the DGCL). Except as a result of this Agreement, neither Parent nor any of Parent’s Affiliates owns as of the date of this Agreement, or at all times as of immediately prior to the Effective Time, has owned, beneficially or otherwise, any shares of Capital Stock or any securities, Contracts or obligations convertible into or exercisable or exchangeable for shares of Capital Stock.

Section 5.8 Proxy Statement. None of the information with respect to Parent, Merger Sub or any of their respective Affiliates that has been supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Proxy Statement will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company.

Section 5.9 Brokers. No broker, finder, investment banker, financial advisor or other similar Person, other than Jefferies LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Affiliates.

Section 5.10 Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of the Company Subsidiaries. Assuming (a) the satisfaction or waiver of the conditions set forth in Section 7.1, (b) the Company and the Company Subsidiaries, taken as a whole, are solvent immediately prior to the Effective Time, and (c) the representations and warranties of the Company contained in Article IV are true and correct (without giving effect to any “material,” “materiality,” “Material Adverse Effect,” “Knowledge,” or other similar qualifiers or exceptions contained therein), immediately after giving effect to the Transactions and the payment of the Required Payment Amount, the Surviving Corporation and its Subsidiaries, taken as a whole, will be Solvent. For purposes of this Section 5.10, the term “Solvent” means, with respect to any Person, as of the date of determination, (a) the sum of the assets, at a fair valuation, of such Person will exceed its debts, (b) such Person has not incurred debts beyond its ability to pay such debts as such debts mature, and (c) such Person does not have unreasonably small capital with which to conduct its business. For purposes of this Section 5.10, “debt” means any liability whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. For purposes of this Section 5.10, the amount of any unliquidated or contingent liabilities at any time shall be the maximum amount which, in light of all the facts and circumstances existing at such time, could reasonably be expected to become an actual or matured liability.

Section 5.11 Guarantee. Concurrently with the execution of this Agreement, Aperam has delivered to the Company the Guarantee, which has been duly and validly executed on behalf of Aperam. The Guarantee is in full force and effect and constitutes the valid, binding and enforceable obligation of Aperam in favor of the Company, enforceable by the Company in accordance with its terms, and Aperam is not in default of or breach under any of the terms or conditions of the Guarantee, and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default of Aperam under the Guarantee.

Section 5.12 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article V, none of Parent, Merger Sub nor any other Person makes or has made any other representation or warranty, express or implied, at law or in equity, in respect of Parent, Merger Sub or any of their respective Affiliates.

Section 5.13 Independent Investigation; Non-Reliance.

(a) Each of Parent and Merger Sub acknowledges that it and its Representatives have been furnished or given access to such books and records, facilities, equipment, Contracts and other assets of the Company which it and its Representatives have requested and it has conducted its own independent investigation of the Company and the Company Subsidiaries, their respective businesses and the Transactions and, based on the foregoing investigation, formed an independent judgment concerning the business, assets, condition, operations and prospects of the Company and the Company Subsidiaries to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Transactions.

(b) Each of Parent and Merger Sub acknowledges that, except for such representations and warranties of the Company expressly set forth in Article IV (subject to the Company Disclosure Schedule), neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, (i) as to the accuracy or completeness of any of the information provided or made available to Parent, Merger Sub, and/or any of their respective Representatives prior to the execution of this Agreement, (ii) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations, future cash flows or future financial condition of the Company heretofore delivered to or made available to each of Parent, Merger Sub or any of their respective Representatives or (iii) as to the materials relating to the business, assets or liabilities of the Company or the Company Subsidiaries made available to each of Parent and Merger Sub, including due diligence materials, memorandum or similar materials, or in any presentation of the business of the Company and the Company Subsidiaries by management of the Company or others in connection with the Transactions, and no statement contained in any such presentation shall in and of itself be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by each of Parent and Merger Sub in executing, delivering and performing this Agreement and the Transactions.

ARTICLE VI

COVENANTS

Section 6.1 Conduct of Business by the Company Prior to the Effective Time.

(a) During the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Article VIII), except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law or Order, (iii) to the extent necessary to comply with any obligation under the express terms of any Contracts made available to Parent on or prior to the date of this Agreement, (iv) as expressly contemplated by this Agreement, or (v) as otherwise set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to (A) carry on their respective businesses in all material respects in the ordinary course of business, (B) maintain relationships with all Persons with whom the Company or any Company Subsidiary has material business relationships, (C) keep available the services of its executive officers and Key Employees, (D) maintain working capital at a normalized level consistent with past practice and (E) maintain inventory levels that are sufficient for the Company’s ordinary business needs consistent with past practice; provided, however, that no action by the Company or the Company Subsidiaries with respect to matters permitted by any provision of Section 6.1(b) shall be deemed a breach of this Section 6.1(a) unless such action would constitute a breach of such other provision of Section 6.1(b).

(b) Without limiting the generality of the foregoing, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Article VIII), except (i) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (ii) as required by applicable Law or Order, (iii) to the extent necessary to comply with any obligation under the express terms of any Contracts made available to Parent on or prior to the date of this Agreement, (iv) as expressly contemplated by this Agreement, or (v) as otherwise set forth in Section 6.1(b) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of the Company Subsidiaries to:

(A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or equity interests;

(B) split, combine, subdivide, adjust, amend the terms of or reclassify any of its capital stock or equity interests;

(C) issue, deliver, sell, pledge, grant, transfer or otherwise encumber any shares of its capital stock or other equity securities or any option, warrant or other right to acquire or receive any shares of its capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of its capital stock or other equity securities, other than in connection with the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding as of the date of this Agreement or granted in accordance with this Agreement, including with respect to the satisfaction of Tax withholding and, with respect to Company Stock Options outstanding as of the date of this Agreement or granted in accordance with this Agreement, the payment of the exercise price;

(D) amend the certificate of incorporation or bylaws of the Company, or amend other similar organizational documents of any Company Subsidiaries;

(E) acquire (by merger, consolidation, purchase of stock or assets or otherwise) any company, corporation, entity, business or assets that constitute a business or any other business organization or any division of any Person;

(F) other than in the ordinary course of business, sell, lease, sublease, license, mortgage, pledge, encumber, allow to lapse, abandon, assign, disclaim, dedicate to the public, incur any Lien (other than Permitted Liens) on or otherwise dispose of, or authorize any of the foregoing with respect to (by merger, consolidation, sale of stock or assets or otherwise), any (i) entity, business or assets (excluding Owned Real Property) or (ii) material Company Intellectual Property; provided that the foregoing shall not prohibit the Company or any Company Subsidiary from granting non-exclusive licenses to the Company Intellectual Property in the ordinary course of business;

(G) (i) create, incur, repurchase, prepay or assume any indebtedness for borrowed money or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (ii) enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, (iii) make any loans, advances or capital contributions to or investments in any Person, or (iv) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), except in an amount that does not exceed $1,000,000 individually or $5,000,000 in the aggregate; provided that nothing in this Section 6.1(b)(G) shall restrict the Company or any Company Subsidiary from incurring indebtedness for working capital borrowings in an amount not to exceed $5,000,000 individually or, with respect to any working capital borrowing at the end of any fiscal quarter, $10,000,000 individually;

(H) merge, combine or consolidate the Company or any Company Subsidiaries with and into any other Person;

(I) adopt or enter into a plan of complete or partial liquidation, restructuring, capitalization, reorganization or dissolution;

(J) waive, settle (or propose to settle) or compromise (i) any Action pending or threatened against the Company or any Company Subsidiaries involving the payment of monetary damages by the Company or a Company Subsidiary of, (A) with respect to any matter relating to employment, environment, human resources, compliance and health and safety, an amount exceeding $500,000 individually (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses), (B) with respect to any other commercial matter, an amount exceeding $1,000,000 individually (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses), or (C) with respect to any matter not covered by the foregoing clauses (A) and (B), an amount exceeding $5,000,000 in the aggregate (excluding (x) amounts that may be covered by insurance and as to which the applicable insurer has not disputed coverage and (y) legal costs and expenses);

(K) except as required by any Company Benefit Plan or Collective Bargaining Agreement, (1) increase the compensation, the benefits, or any severance entitlements of any director, officer or Key Employee of the Company or any Company Subsidiaries, (2) adopt any plan or arrangement that would constitute a Company Benefit Plan or amend, modify or terminate any existing Company Benefit Plan, (3) take any action to accelerate the vesting, payment, or funding of any payment or benefit under any Company Benefit Plan, in each case, other than in the ordinary course or as would not materially increase the cost to the Company or any Company Subsidiary, or (4) make any changes to the roles and positions of any Key Employees (including hiring, dismissing or implementing changes to any roles or positions of any Key Employees, other than any dismissal of a Key Employee for cause) without first consulting with Parent in good faith;

(L) make any change in financial accounting methods, principles, policies or practices of the Company or any of the Company Subsidiaries, except insofar as may be required by GAAP (or any interpretation or enforcement thereof) or applicable Law;

(M) (1) make, change or revoke any material Tax election in a manner materially inconsistent with past practice, (2) settle or compromise any Tax liability for an amount materially in excess of the amount accrued or reserved therefor in the financial statements included in the Company SEC Documents, (3) file a material amendment with respect to any material Tax Return unless required by applicable Law, (4) adopt or change any method of Tax accounting or annual Tax accounting period, (5) enter into any “closing agreement” (within the meaning of Section 7121 of the Code) or Tax sharing or similar agreement relating to any material Tax liability, (6) agree to extend or waive the statute of limitations in respect of any material amount of Taxes (other than an extension in the ordinary course of business or as a result of the extension of the due date for filing any Tax Return), (7) file any income or other material Tax Return in a manner inconsistent with past practice unless required by applicable Law, or (8) surrender any right to claim a material Tax refund;

(N) other than in the ordinary course of business, enter into, amend, waive, release, assign, settle any rights, claims, or benefits under, or voluntarily terminate any Material Contract (or any other Contract that would be deemed a Material Contract if it had been entered into prior to the date of this Agreement);

(O) enter into or adopt any “poison pill” or similar stockholder rights plan;

(P) enter into, amend, or waive any rights under any Contract with, or make any payment to, any Affiliate of the Company or any other Person covered under Item 404 of Regulation S-K under the Exchange Act that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act (other than any payments pursuant to clause (K));

(Q) authorize, or make any commitment with respect to, capital expenditures that would exceed $250,000 individually or $18,000,000 in the aggregate;

(R) sell, lease, sublease, license, encumber or otherwise dispose of any Owned Real Property; or

(S) agree, resolve, announce an intention, enter into any Contract or otherwise make any commitment to take, any of the foregoing actions.

(c) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the Company and the Company Subsidiaries’ respective operations.

Section 6.2 Acquisition Proposals.

(a) Immediately following the execution of this Agreement, the Company shall cease any discussions or negotiations with any Person that may be ongoing with respect to an Acquisition Proposal. Except as permitted by this Section 6.2, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated pursuant to Article VIII), the Company shall not, and shall cause the Company Subsidiaries not to, and shall instruct its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly (i) solicit, initiate, knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal or any inquiries, proposal or offers that would reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or participate in any discussions or negotiations regarding, or furnish to any Person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal (other than to state that the Company is not permitted to have discussions and to refer such Person to the provisions of this Agreement and to clarify the terms of any such Acquisition Proposal), or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement with respect to, or that is intended to result in, or would reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”); provided, however, that, if prior to the Effective Time, following the receipt of any bona fide Acquisition Proposal that the Company Board determines in good faith either constitutes a Superior Proposal or would be reasonably expected to lead to a Superior Proposal, and the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel, that a failure to take action with respect to such Acquisition Proposal would be inconsistent with its fiduciary duties (it being understood that, for all purposes of this Agreement, references to fiduciary duties of the Company Board shall include the duties of individual directors under the DGCL) to the Company and its stockholders under applicable Law, the Company may, in response to such Acquisition Proposal, and subject to compliance with Section 6.2(b) and Section 6.2(e), (i) furnish information with respect to the Company to the party making such Acquisition Proposal (including their respective Representatives and prospective equity and debt financing sources) pursuant to a confidentiality agreement that contains terms that are no less restrictive in the aggregate to the counterparty than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreement need not contain any standstill or similar provision (an “Acceptable Confidentiality Agreement”) and (ii) engage or participate in discussions or negotiations with such party regarding such Acquisition Proposal. The Company shall provide to Parent any non-public information concerning the Company or any of the Company Subsidiaries provided by the Company or any

Company Subsidiary to any Person entering into an Acceptable Confidentiality Agreement pursuant to this Section 6.2(a) that has not been previously provided to Parent prior to or substantially concurrently with the time it is provided to such Person. It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 6.2(a) shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 8.4.

(b) Except as set forth in this Section 6.2(b) or in Section 6.2(d), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in each case in a manner adverse to Parent, the Company Recommendation, (ii) fail to include the Company Recommendation in the Company Proxy Statement that is disseminated to the Company’s stockholders; (iii) adopt, approve or recommend or endorse or otherwise declare advisable, or publicly propose to adopt, approve or recommend, any Acquisition Proposal; (iv) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company; (v) enter into any Alternative Acquisition Agreement, or (vi) authorize, commit, resolve or agree to take any such actions (any of the foregoing, a “Change of Recommendation”).

(c) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, prior to the receipt of the Company Stockholder Approval, (x) if an Intervening Event occurs and the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that failure to effect a Change of Recommendation in light of such Intervening Event would be inconsistent with its fiduciary duties under applicable Law (it being understood that, for all purposes of this Agreement, references to the fiduciary duties of the Company Board shall include the duties of the individual directors under the DGCL), the Company Board may effect a Change of Recommendation contemplated by clauses (i) or (ii) of the definition thereof or (y) if the Company receives, directly or indirectly through one or more of its Representatives, a written, bona fide Acquisition Proposal that did not result from a breach of this Section 6.2, that the Company Board determines in good faith, after consultation with the Company’s outside financial advisor and outside legal counsel, constitutes a Superior Proposal, the Company Board may effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.3(a) in order to enter into an Alternative Acquisition Agreement providing for such Superior Proposal, and, in the case of either clause (x) or (y) of this Section 6.2(c):

(i) the Company shall have provided prior written notice to Parent, at least four (4) Business Days in advance, that it intends to effect a Change of Recommendation, which notice shall not constitute a Change of Recommendation (a “Change Notice”) and/or terminate this Agreement subject to the payment of the Company Termination Fee pursuant to Section 8.3(a), which notice shall specify (except to the extent prohibited by applicable Law or Contract in effect as of the date of this Agreement) (A) in the case of a Superior Proposal, the material terms thereof, which shall include (at a minimum) all of the information that is specified in Section 6.2(e), along with a copy of any proposed agreement in respect of such Superior Proposal (or, if there is no such proposed agreement, a written summary of the material terms and conditions of such Superior Proposal); or (B) in the case of an Intervening Event, reasonable detail regarding the Intervening Event;

(ii) after providing such notice and prior to effecting such Change of Recommendation and/or terminating this Agreement pursuant to Section 8.3(a), the Company shall have caused its Representatives to be available to negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub desire to negotiate) during such four (4) Business Day period (the “Notice Period”) to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.3(a); and

(iii) following the end of the Notice Period, the Company Board shall have determined in good faith, after consultation with the Company’s outside legal counsel and, with respect to clause (A) below, the Company’s financial advisor, after considering the terms of any changes or amendment to this Agreement proposed in writing by Parent in response to the Change Notice, that (A) the Acquisition Proposal received by the Company Board still constitutes a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect a Change of Recommendation would be inconsistent with its fiduciary duties to the Company and its stockholders under applicable Law.

(iv) any amendment to the financial terms or any other material amendment to the terms of a Superior Proposal shall require the Company to deliver a new Change Notice and the Company shall be required to comply again with the requirements of clauses (i) – (iii) above; provided, however, that subsequent to the initial Notice Period, the Notice Period shall be reduced to two (2) Business Days following receipt by Parent of any such new Change Notice.

(d) Nothing contained in this Section 6.2 or elsewhere in this Agreement shall be deemed to prohibit the Company, Company Board or any committee thereof from (i) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after consultation with the Company’s outside legal counsel, failure to make such disclosure would be inconsistent with its fiduciary duties to the Company and its stockholders under applicable Law, (ii) complying with its disclosure obligations under applicable Law or Nasdaq rules, including taking and disclosing to its stockholders a position or recommendation contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (iii) making any “stop-look-and-listen” communication to stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to stockholders of the Company, including any such similar communication in response to an Acquisition Proposal that is not a tender offer or exchange offer). It is understood and agreed that any “stop-look-and-listen” or similar communication permitted under clause (iii) of this Section 6.2(d) shall not constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 8.4. The Company shall in no event be deemed to violate this Section 6.2 as a result of responding to any unsolicited proposal or inquiry solely by advising the Person making such proposal or inquiry of the terms of this Section 6.2 and to referring such Person to the provisions of this Agreement.

(e) The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if, from and after the date of this Agreement, (A) any Acquisition Proposal or any inquiry, proposal or offer concerning an Acquisition Proposal is received by the Company, any of the Company Subsidiaries or any of its or their respective Representatives, indicating (except to the extent prohibited by applicable Law or Contract in effect as of the date of this Agreement) the material terms and conditions of any such Acquisition Proposal or (B) any discussions or negotiations sought to be initiated or continued with the Company, any Company Subsidiary or any Representatives of the Company concerning an Acquisition Proposal has occurred or commenced. The Company will, in person or by telephone, keep Parent reasonably informed on a reasonably prompt basis (and in any event within twenty-four (24) hours of any material development) of the status, discussions or negotiations and details (including with respect to any change in price, any change in the amount or form of consideration, or any other material amendments) of any such Acquisition Proposal or other inquiry, proposal or offer concerning an Acquisition Proposal. The Company shall promptly, and in any event within twenty-four (24) hours, following a determination by the Company Board (or any committee thereof) that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to terminate, waive, amend or release any provision of any confidentiality, “standstill” or similar obligation of any Person (and doing so shall not deemed to violate this Section 6.2) solely to the extent necessary to allow a confidential Acquisition Proposal to be made to the Company or the Company Board (or any committee thereof) so long as (i) the Company Board determines in good faith after consultation with their outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to the Company and its stockholders under applicable Law and (ii) the Company promptly (and in any event within twenty-four (24) hours) following the determination of the Company Board as required by the foregoing subclause (i) of this Section 6.2(f) notifies Parent of any such termination, waiver, amendment or release.

Section 6.3 Proxy Statement; Company Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, and in any event within twenty (20) Business Days, the Company shall prepare and file with the SEC the Company Proxy Statement in preliminary form. Each of the Company, Parent and Merger Sub shall furnish all information concerning itself and its Affiliates that is required to be included in the Company Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each Party covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the time it is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cause the Company Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Company Proxy Statement. Within five (5) Business Days of the Proxy Statement Clearance Date, the Company shall establish a record date for the Company’s Stockholders’ Meeting and shall commence mailing the definitive Proxy Statement to the Company’s stockholders. Except to the extent that the Company Board shall have effected a Change of Recommendation in accordance with Section 6.2(c), the Company Proxy Statement shall include the Company Board

Recommendation. The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Company Proxy Statement and shall promptly provide Parent with a copy of all written correspondence between the Company or any Representatives of the Company, on the one hand, and the SEC or its staff, on the other hand, with regard to the Company Proxy Statement. The Company shall give Parent and its outside counsel a reasonable opportunity to review and comment on the Company Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating such documents to holders of Shares and a reasonable opportunity to review and comment on all responses to requests for additional information and shall in good faith consider all reasonable changes suggested by Parent. If, at any time prior to the Company Stockholders’ Meeting, the Company or Parent should discover any information relating to the Company, Parent or any of their respective Affiliates, officers or directors that should be set forth in an amendment or supplement to the Company Proxy Statement, so that the Company Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC by the relevant Party and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(b) Unless this Agreement is validly terminated pursuant to Article VIII, the Company shall, as promptly as reasonably practicable after the Proxy Statement Clearance Date, duly call, give notice of, convene and hold the Company Stockholders’ Meeting; provided that the Company Stockholders’ Meeting shall not be initially scheduled to occur later than sixty (60) days following the date on which the Company Proxy Statement is first mailed to the Company’s stockholders. The Company shall not, without the prior written consent of Parent, adjourn or postpone, cancel, recess or reschedule the Company Stockholders’ Meeting; provided, however, that the Company may postpone or adjourn the Company Stockholders’ Meeting: (i) with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) if a quorum of the Company Stockholder’s Meeting has not been established; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders’ Meeting; (iv) to allow reasonable additional time to solicit additional proxies, if and to the extent the Company reasonably believes the requisite Company Stockholder Approval would not otherwise be obtained; or (v) if required by Law; provided, further, that any such postponement or adjournment shall not, in the aggregate, exceed twenty-five (25) calendar days without the prior written consent of Parent. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Company Stockholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.

(c) The Company shall use its reasonable best efforts to solicit from its stockholders’ proxies in favor of the adoption of this Agreement, and to take all other actions necessary or advisable to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, if, at the time of the originally scheduled date of the Company Stockholders’ Meeting, a quorum has not been established or the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval, then the Company shall, at the request of Parent (to the extent permitted by Law), adjourn the Company Stockholders’ Meeting to a date specified by Parent; provided that the Company shall not be required pursuant to this sentence to adjourn the Company Stockholders’ Meeting more than two (2) times or for more than twenty (20) Business Days in the aggregate from the originally scheduled date of the Company Stockholders’ Meeting. Without the prior written consent of Parent, the adoption of this Agreement and the matters related to this Agreement and the Transactions shall be the only matters that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders’ Meeting. The Company agrees that, unless this Agreement shall have been validly terminated in accordance with Article VIII, the Company’s obligations to hold the Company Stockholders’ Meeting pursuant to this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by any Change of Recommendation.

Section 6.4 Reasonable Best Efforts; Filings; Other Actions.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall, and shall cause its respective Affiliates to, use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, the Transactions, as expeditiously as reasonably practicable, including: (i) causing each of the conditions to the Merger set forth in Article VII to be satisfied, in each case, as promptly as practicable after the date of this Agreement, (ii) obtaining (and cooperating with the other Party or Parties, as the case may be, to obtain) any consent, authorization, order or approval of, or any exemption or waiver by, any Governmental Entity and any other Person that is required to be obtained by Parent or the Company or any of their respective Subsidiaries in connection with the Transactions, provided that in no event shall the Company or any of the Company Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any such consent, authorization, order, approval, exemption, or waiver, except (A) as may be expressly required by the terms of the applicable Contract with such third party providing for such consent, authorization, order, approval, exemption, or waiver or (B) for de minimis administrative fees, and (iii) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall, and shall cause its Affiliates to, take any and all steps and actions reasonably necessary to avoid or eliminate impediments or objections, if any, that may be asserted with respect to the Transactions under any applicable Regulatory Laws so as to enable the Parties to consummate the Transactions as promptly as practicable, but in no event later than the Outside Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divesture, licensing or disposition of any of the assets, properties or businesses of the Company Subsidiaries, (ii) accepting any operational limitations or otherwise taking or committing to take any actions that after the Effective Time would limit the freedom of action of Parent or any of its Affiliates with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Parent or any of its Subsidiaries, or the assets, properties or businesses of the Company or the Company Subsidiaries, or (iii) entering into such other arrangements, in each case as may be necessary or advisable in order to avoid the entry of, the commencement of litigation seeking the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Effective Time, provided that in no event shall Parent be required to take or agree or commit to any action that would, in the reasonable good faith judgment of Parent, be reasonably likely to give rise to a Burdensome Condition. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Affiliates be required to become subject, consent or agree to, or otherwise take any action with respect to, any divestiture of assets or a business of Parent or any of its Affiliates. In addition, Parent shall defend through litigation on the merits any claim asserted in court, or in an administrative hearing before a Governmental Entity, by any party, in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would restrain, prevent, or delay the consummation of the Transaction. In no event shall the Company or any of its controlled Affiliates be required under this Section 6.4 to agree to any material term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed, required or requested by any Governmental Entity in connection with its grant of any permits, approvals, waivers, and actions or nonactions with respect to the Transactions, unless such term, condition, obligation, restriction, requirement, limitation, qualification, remedy or other action imposed is binding on the Company or any of its controlled Affiliates only in the event that the Closing occurs.

(c) Subject to Section 6.4(e), each of the Parties shall use its reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Entity in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Entity relating to the Transactions, (ii) supply the other Party or Parties, as the case may be, with any information that may be required by such other Party or Parties in order to effectuate the taking of such actions, (iii) promptly inform the other Party or Parties, as the case may be, of any communication from any Governmental Entity regarding any of the Transactions and, upon request, provide copies of any written communications, correspondence and filings with, any Governmental Entity, and (iv) consult and cooperate with, and consider in good faith the views of, one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under the HSR Act or the Regulatory Laws of any other Governmental Entity. If the Parties receive a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then each Party shall use its reasonable best efforts to make, or cause to be made, after consultation with the other Party or Parties, as the case may be, an appropriate response in compliance with such request as soon as reasonably practicable and in any event so as to allow the closing of the Transactions prior to the Outside Date. Neither Parent nor the Company shall participate independently in any meeting with a Governmental Entity without providing reasonable advance notice to the other Party and an opportunity to attend and participate in such meeting. Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the Parties, control and lead all communications and strategy relating to any process with any Governmental Entity which relate to the Transactions; provided that Parent shall consult with, and consider in good faith the views of, the Company with respect to such communications and strategy. The

Company shall not commit to or agree (or permit any of its Affiliates to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period or review period under the HSR Act or other applicable Regulatory Laws or refrain from closing the Transactions without the prior written consent of Parent.

(d) Without limiting the generality of the undertakings pursuant to Section 6.4(a), the Parties shall: (i) provide, or cause to be provided, as promptly as reasonably practicable, to Governmental Entities with jurisdiction over the Regulatory Laws, information and documents requested by any such Governmental Entity as necessary, proper, or advisable to permit consummation of the Transactions, including preparing and filing any notification and report form and related material required under the HSR Act, the DDTC Notification, a CFIUS Declaration and/or CFIUS Notice if deemed necessary or desirable by the Parties pursuant to Section 6.4(g)(i), and any additional consents and filings required under any other Regulatory Laws as promptly as practicable following the date of this Agreement (provided, that in the case of the filing under the HSR Act, such filing shall be made within twenty (20) Business Days of the date of this Agreement; provided further, that, if any changes in the applicable regulations under the HSR Act that may impact the content or preparation of the filing under the HSR Act become effective between the date of this Agreement and the date of filing pursuant to the HSR Act, the Parties shall instead file or cause to be filed any required filings under the HSR Act as promptly as reasonably practicable after such changes become effective) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Regulatory Laws and (ii) subject to the terms set forth in Section 6.4(a), take such actions as are necessary or advisable to obtain prompt approval of the consummation of the Transactions by any Governmental Entity or expiration of any applicable waiting periods. Parent acknowledges and agrees that it shall pay and shall be solely responsible for all filing fees under the HSR Act and any additional consents and filings required under any other Regulatory Laws.

(e) Each Party may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Party under this Article VI as “Counsel Only Material”. Such materials and the information contained therein shall be given only to the outside counsel of the recipient and mutually designated in-house counsel and will not be disclosed by such outside counsel or in-house counsel to directors, officers, other employees, potential financing sources or other representatives of the recipient unless express permission is obtained in advance from the source of the materials or its outside legal counsel. Notwithstanding anything to the contrary in this Agreement, materials provided to the other Party or its outside legal counsel may be redacted as necessary to: (i) comply with contractual arrangements or Applicable Law; (ii) protect legal privilege or confidentiality; and (iii) remove any information not reasonably relevant to the assessment of the Transactions.

(f) If, no later than five (5) Business Days prior to the Closing Date, (i) the United Kingdom Competition and Markets Authority (the “CMA”) has sent an inquiry letter or any other questions to any Party in respect of the Transactions; or (ii) the CMA has commenced, or given notice to any Party that it intends to commence, a merger investigation in respect of the Transactions, the obligations of the Parties to consummate the Transactions shall be conditional upon the CMA confirming in writing to Parent that either: (x) it has no further questions in respect of the Merger (and that it has not otherwise opened or confirmed that it intends to open an investigation into the Merger); or (y) if the CMA opens an investigation, the CMA shall have concluded on terms reasonably satisfactory to Parent that the Merger (and any matter therefrom) will not be subject to a reference (or any matter arising therefrom) under Section 33 of the Enterprise Act 2002.

(g) With respect to determining whether obtaining CFIUS Clearance is necessary or desirable, and if so, obtaining CFIUS Clearance, the Parties shall do the following:

(i) Parent and the Company shall jointly prepare and submit to CFIUS a request for preliminary consultations regarding the Transactions, which request shall be submitted within twenty (20) Business Days of the date of this Agreement (unless otherwise agreed by the Parties), and shall, as promptly as practicable thereafter, engage in such preliminary consultations (in person or telephonic) with CFIUS regarding the Transactions.

(ii) No later than the earlier of the fifteenth (15th) Business Day after the initial meeting with CFIUS or the fifth (5th) Business Day after either (A) CFIUS requests that the Parties submit a filing concerning the Transactions in accordance with the DPA or (B) the Parties agree that CFIUS has no further comments or questions concerning the Transactions, the Parties shall mutually determine whether or not obtaining CFIUS Clearance is necessary or desirable, but in case of disagreement between the Parties, the Parties shall adopt the most reasonable approach with respect to the risk that CFIUS Clearance is necessary or desirable. If the Parties so mutually determine that obtaining CFIUS Clearance is necessary or desirable, Parent and the Company shall, and shall cause their respective Affiliates to, take all actions and do, or cause to be done, all things necessary to obtain CFIUS Clearance, including (x), within fifteen (15) Business Days of the date of such determination, preparing and submitting to CFIUS a CFIUS Declaration in accordance with the DPA and (y) providing to CFIUS any information requested by CFIUS within the timeframes set forth in the DPA or such other timeframes as CFIUS may require.

(iii) If CFIUS shall have issued written notification to Parent and the Company that CFIUS has completed its assessment of the Transactions and CFIUS has reason to believe the Transactions may raise national security concerns and requests that Parent and the Company file a CFIUS Notice, notwithstanding any provisions of this Agreement to the contrary, Parent and the Company shall, and shall procure that their respective Affiliates shall, take all actions and do, or cause to be done, all things necessary to obtain CFIUS Clearance, including the following:

(A) Within twenty (20) Business Days after the date of CFIUS’s written notification to Parent and the Company (unless otherwise agreed by the Parties), Parent and the Company shall prepare and submit to CFIUS a draft CFIUS Notice in accordance with the DPA.

(B) Promptly after receipt of confirmation that CFIUS has no further comments on the draft CFIUS Notice, Parent and the Company shall prepare and submit to CFIUS a formal, certified CFIUS Notice in accordance with the DPA.

(C) The Parties shall provide any information requested by CFIUS within the timeframes set forth in the DPA or such other timeframes as CFIUS may require.

(D) The Parties shall enter into a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement, and provide any other assurances as may be required by CFIUS as a condition of CFIUS Clearance, provided that notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither Parent nor the Company shall be required to, and neither Parent nor the Company shall, or shall permit its respective Affiliates to, without the prior written consent of the other Party, take or agree to any action, condition, or restriction to obtain CFIUS Clearance that would, or would reasonably be expected to, result in a Burdensome Condition.

(iv) Parent and the Company shall cooperate in all respects and consult with the other Party in connection with obtaining CFIUS Clearance, including by (A) allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (B) promptly informing each of the other Party of any substantive communication received by such Party from, or given by such Party to, CFIUS, by promptly providing copies to the other Party of any such written communications, except as (x) prohibited by any applicable Law, (y) requested by CFIUS to remain confidential from each such other Party, or (z) exempt from disclosure to the other Party pursuant to other provisions of this Agreement; and (C) permit each such other Party a reasonable opportunity to review in advance any substantive communication that it gives to, and consult with each other in advance of any meeting, scheduled substantive phone call, or conference with CFIUS. Notwithstanding the foregoing sentence, each of clauses (A), (B), and (C) of such sentence shall be subject to confidentiality considerations contemplated by the DPA or required by CFIUS and each Party having the right to redact personally identifying information or business confidential information, which such Party (x) shall provide separately to CFIUS if and as required by CFIUS, (y) may provide separately to CFIUS, as determined in the sole discretion of such Party; and (z) may provide separately, as determined in the sole discretion of such Party, to outside counsel for the other Party on an outside counsel-only basis.

Section 6.5 Access and Reports.

(a) Subject to applicable Law and Section 6.1(c), from and after the date of this Agreement to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice and subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause the Company Subsidiaries to, afford to Parent, Merger Sub and their Representatives, reasonable access, during normal business hours, to its officers, employees, properties, offices and other facilities, books, Contracts and records or furnish as promptly as practicable to Parent such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request; provided, that (i) the foregoing shall not require the Company or any of the Company Subsidiaries to permit any access, or disclose any information, that (A) would violate any of its obligations with respect to confidentiality in effect as of the date of this Agreement, (B) would result in the loss or waiver of any attorney-client privilege or other privilege or trade secret protection or the work product doctrine, (C) would result in a breach of a Contract to which the Company or any of the Company Subsidiaries are bound as of the date of this Agreement, or (D) is related to the negotiation and execution of this Agreement or to transactions potentially competing with or alternative to the Transactions or proposals from other third parties relating to any competing or alternative transactions (including Acquisition Proposals)

and the actions of the Company Board with respect to any of the foregoing, whether prior to or after execution of this Agreement (in each case, other than any information that the Company is required to provide in accordance with Section 6.2(e)); provided, further, that, in the case of the foregoing clause (A), the Company shall use commercially reasonable efforts to provide such access or disclosure in a manner that does not violate any such obligations with respect to confidentiality, in the case of the foregoing clause (B), the Company shall use its commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not result in a loss of such privilege, including to the extent requested by Parent and if applicable, by entering into a customary joint defense agreement that would alleviate such loss of privilege and, in the case of the foregoing clause (C), the Company shall use its commercially reasonable efforts to obtain waivers of any such restrictions and (ii) any such access afforded to Parent, Merger Sub and their Representatives shall not unreasonably interfere with the normal business and operations of the Company and the Company Subsidiaries. Nothing in this Section 6.5(a) will be construed to require the Company, any Company Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. All requests for access pursuant to this Section 6.5(a) must be directed to the General Counsel of the Company, any other person listed in Section 6.5(a) of the Company Disclosure Schedule or another person designated in writing by the Company.

(b) Each of Parent and Merger Sub shall, and shall cause their respective Representatives and Affiliates to, hold and treat in confidence all documents and information concerning the Company and the Company Subsidiaries furnished to Parent or Merger Sub or their respective Representatives, financing sources or Affiliates in connection with the Transactions in accordance with that certain letter agreement regarding Confidential Information and Evaluation Material, dated May 1, 2024, between Aperam S.A. and the Company (the “Confidentiality Agreement”) as if all such documents and information were Confidential Information (as defined in the Confidentiality Agreement), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms, subject to the terms of this Agreement, and shall apply to Parent and Merger Sub as if they were direct parties thereto. Notwithstanding any other provision of this Agreement, Parent agrees that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 6.5 for any competitive or other purpose unrelated to the consummation of the Transactions.

(c) Each Party will give prompt notice to the other Party or Parties, as the case may be, of, subject to any restrictions under any Regulatory Law, any notice or other communication received by such Party from any Governmental Entity in connection with the Transactions or from any Person alleging that the consent of such Governmental Entity or Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent. The delivery of any notice pursuant to this Section 6.5(c) shall not cure any breach of any representation, warranty or covenant in this Agreement or otherwise limit or affect the remedies available hereunder to any Party.

Section 6.6 Publicity; Communications. The Parties agree that each Party shall consult with the other Parties, and give each other the opportunity to review and comment, prior to issuing the initial press release of each Party regarding the Transactions and thereafter until the Effective

Time, each Party shall continue to consult with the other Parties, and give each other the opportunity to review and comment, prior to issuing any press releases or otherwise making public announcements or filings with respect to the Transactions, except to the extent (i) the press release or public statement contains information that is consistent with each Party’s initial press release referred to in the preceding sentence or any other release or public statement previously issued or made in accordance with this Section 6.6 or (ii) public disclosure is required by applicable Law or Nasdaq rules, in which case the issuing Party shall use its reasonable efforts to consult with the other Party before issuing any press release or making any such public statements, except no Party shall be required to consult with any other Party respect to communications with respect to, or following, any Change of Recommendation and except to the extent disclosed in or materially consistent with the Company Proxy Statement.

Section 6.7 Employee Matters.

(a) During the period commencing on the Effective Time and ending on the first (1st) anniversary of the Closing Date, each employee of the Company and the Company Subsidiaries (other than employees whose terms and conditions of employment are governed by a Collective Bargaining Agreement) who remains employed by the Surviving Corporation and its Subsidiaries (the “Continuing Employees”) shall receive from Parent, the Surviving Corporation or an Affiliate thereof (i) an annual rate of salary or wages that is no less favorable than the annual rate of salary or wages provided to such employee by the Company or the Company Subsidiaries as of immediately prior to the Effective Time, (ii) short-term annual incentive opportunity (excluding any equity or long-term incentive compensation) that is no less favorable in the aggregate than the short-term annual incentive opportunity provided by the Company and the Company Subsidiaries to such employee as of immediately prior to the Effective Time, and (iii) employee benefits (excluding any post-retiree health and welfare benefits except as otherwise provided in connection with severance benefits described in Section 6.7(b) below) that are no less favorable in the aggregate than the employee benefits provided by the Company and the Company Subsidiaries to such employee as of immediately prior to the Effective Time.

(b) Without limiting the foregoing, for a period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date, Parent or the Surviving Corporation, as applicable, shall provide or cause to be provided, to each Continuing Employee severance payments and benefits that are no less favorable than the severance payments and benefits for which such Continuing Employee was eligible (including under any Contract or Company Benefit Plan or in accordance with the Company’s past practice) immediately prior to the Effective Time. Without limiting the foregoing, for a period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date, any Continuing Employee who (x) is required by Parent, the Surviving Corporation, or any of their respective Affiliates to relocate to a work location that is fifty (50) miles or more from such employee’s work location in effect immediately prior to the Effective Time, (y) is assigned by Parent, the Surviving Corporation, or any of their respective Affiliates to a role or position that is not substantially equivalent or that requires materially different skills or abilities or that results in a material reduction in such employee’s authority, duties, responsibilities, and status, in each case, as compared to such employe’s role, position, authority, duties, responsibilities and status as of immediately prior to the Effective Time, or (z) is assigned by Parent, the Surviving Corporation or any of their respective Affiliates to a different work status (full- or part-time) from that in effect as of immediately prior to the Effective Time, shall be entitled to resign, with such resignation treated for all purposes as a termination without cause or otherwise as a termination entitling such employee to receive the severance payments and benefits in accordance with this Section 6.7(b).

(c) From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor all obligations under all Company Benefit Plans, compensation, retention, and severance arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time; provided that such requirement shall not conflict with the obligations set forth in Section 6.7(a) and Section 6.7(b).

(d) Parent shall, or shall cause the Surviving Corporation to, provide to each Continuing Employee payment with respect to such employee’s cash incentive opportunity (including any annual bonus under the Company’s Variable Incentive Compensation Plan and any payments under the Company’s profit-sharing programs, as applicable) for the Company’s fiscal year 2024 (if such payment is not made prior to the Effective Time) and, if the Effective Time does not occur prior to December 31, 2024, the Company’s fiscal year 2025, in each case in accordance with the terms of the applicable plans and arrangements therefor and, to the extent not inconsistent with such plans and arrangements, the Company’s past practice.

(e) As of the Effective Time, Parent shall, or shall cause the Surviving Corporation and any of their respective Subsidiaries or any of their respective third-party insurance providers or third-party administrators to, waive all limitations as to any pre-existing condition or waiting periods in its applicable welfare plans with respect to participation and coverage requirements applicable to each Continuing Employee under any welfare plans maintained by Parent, the Surviving Corporation or an Affiliate that such employees may be eligible to participate in after the Effective Time and shall credit, or cause to be credited to, each Continuing Employee for any copayments, deductibles, offsets, or similar payments made under any Company Benefit Plan during the plan year which includes the Closing Date for purposes of satisfying any applicable copayment, deductible, offset or similar requirements under comparable plans of Parent, Surviving Corporation, or any of their respective Affiliates. In addition, as of the Effective Time, Parent shall, and shall cause the Surviving Corporation and any applicable Company Subsidiary to, give Continuing Employees full credit for purposes of eligibility, vesting or arrangements maintained by Parent or an Affiliate of Parent in which such employees may be eligible to participate after the Effective Time for such Continuing Employees’ service with the Company or any Affiliate of the Company to the same extent that such service was credited for purposes of any comparable employee benefit plan immediately prior to the Effective Time and in no event shall service prior to the Effective Time be required to be taken into account if such service credit would result in the duplication of benefits with respect to the same period.

(f) No provision of this Section 6.7 shall be construed as a limitation on the right of Parent, or to cause any Subsidiary or Affiliate of Parent, to amend or terminate any specific employee benefit plan that Parent or a Subsidiary or Affiliate of Parent would otherwise have under the terms of such employee benefit plan, nor shall any provision of this Section 6.7 be construed to require the continuation of the employment of any particular Continuing Employee. The provisions of this Section 6.7 are solely for the benefit of the Parties, and no current or former director, officer, employee or independent contractor or any other Person shall be a third-party beneficiary of this Section 6.7, and nothing herein shall be construed as amendment to any Company Benefit Plan or employee benefit plan of Parent or any of its Subsidiaries or other compensation or benefit plan or arrangement for any purpose.

Section 6.8 Expenses. Except as otherwise provided in this Agreement, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense.

Section 6.9 Indemnification; Directors’ and Officers’ Insurance.

(a) Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation arising from, relating to, or otherwise in respect of, acts or omissions prior to the Effective Time now existing in favor of each current and former director or officer of the Company or any Company Subsidiaries (collectively, together with such person’s heirs, executors or administrators, the “Indemnified Parties”) as provided in the Company Charter and the Company Bylaws or the organizational documents of any of Company Subsidiaries, or indemnification agreements between the Company or any Company Subsidiary and any of the Indemnified Parties specified on Section 6.9(a) of the Company Disclosure Schedule, in each case as in effect on the date of this Agreement, shall survive the Transactions and shall remain in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to comply therewith. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Amended Certificate of Incorporation of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Company Charter and the Company Bylaws as of the date of this Agreement. During such six (6) year period (and for so long as any claim for indemnification remains pending thereafter), such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law; provided, however, that all rights to indemnification and advancement of expenses in respect of any Action pending or asserted or claim made within such period shall continue until the final disposition or resolution of such claim.

(b) At or prior to the Effective Time, the Company may obtain and fully pay the premium for “tail” directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) for the period beginning upon the Effective Time and ending six (6) years from the Effective Time, covering each Indemnified Party and containing terms with respect to amount and scope of coverage (including with respect to deductibles and exclusions) that are at least as favorable to any Indemnified Party as those of the Company’s directors’ and officers’ liability insurance policies in effect on the Agreement Date (the “Existing D&O Policies”); provided that the maximum aggregate annual premium for such “tail” insurance policies shall not exceed 300% of the aggregate annual premium payable by the Company for coverage pursuant to its most recent renewal under the Existing D&O Policies (the “Maximum Amount”). If such “tail” insurance policies have been obtained by the Company, Parent shall cause such “tail” insurance policies to be maintained in full force and effect, for their full term, and cause all obligations thereunder to be honored by it and the Surviving Corporation. In the event the Company does not obtain such “tail” insurance policies, then, for the period beginning upon the Effective Time and ending six (6) years from the Effective Time, Parent shall either purchase such “tail” insurance policies or Parent shall maintain in effect the Existing D&O Policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions); provided that (i) neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies in excess of the Maximum Amount and (ii) if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain the maximum amount of coverage available for the Maximum Amount.

(c) The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 6.9 shall survive the consummation of the Transaction and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.9 applies without the consent of such affected Indemnified Party (it being expressly agreed that each of the Indemnified Parties to whom this Section 6.9 applies shall be a third-party beneficiary of this Section 6.9, entitled to enforce any of the provisions of this Section 6.9).

(d) In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.9. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to, or in substitution for, any such claims under any such policies.

Section 6.10 Section 16 Matters. Prior to the Effective Time, the Company and the Company Board, shall take all steps reasonably necessary to cause any dispositions of equity securities (including derivative securities) of the Company in connection with this Agreement and the Transactions by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.11 [Reserved].

Section 6.12 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) Business Days after the Effective Time.

Section 6.13 Transaction Litigation. In the event that any Action is brought by any stockholder of the Company against the Company or any of its directors or officers arising out of or relating to this Agreement or the Transactions after the date of this Agreement and prior to the Effective Time (“Transaction Litigation”), the Company shall, promptly (and in any event within twenty-four (24) hours) after receiving notice of any such Transaction Litigation, notify Parent of such Transaction Litigation and the Company shall keep Parent reasonably and promptly informed with respect to the status thereof. The Company shall give Parent reasonable opportunity to participate in the defense (at Parent’s sole cost and subject to a joint defense agreement) of such Transaction Litigation. Without limiting the preceding sentence, the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any such Transaction Litigation, and the right to consult on any settlement with respect to such Transaction Litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 6.14 Anti-Takeover Statutes. If any Takeover Law becomes or is deemed to be applicable to Parent, Merger Sub, the Company, or the Transactions, then each of the Company and the Company Board shall grant such approvals and take such actions within its control as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Takeover Law inapplicable to the foregoing.

Section 6.15 Conduct of Parent and Merger Sub. During the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be validly terminated), except (a) as required by applicable Law or (b) as expressly contemplated by this Agreement, (i) Parent shall not, and shall not permit any of its Subsidiaries (including Merger Sub) or Affiliates to, (A) amend, repeal or otherwise modify any provision of their respective organizational or governing documents, except for such amendments or modifications as would not materially impair the ability of Parent and Merger Sub to consummate, or would not prevent or materially delay, the consummation of the Transactions, (B) take any action or fail to take any action which is intended to or which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the Parties to obtain any necessary approvals or clearances of any Governmental Entity required for the Transactions, to perform its covenants and agreements under this Agreement or to consummate the Transactions or otherwise prevent or materially delay or impede the consummation of the Transactions or (C) agree to take, make any commitment to take, or adopt any resolutions of its board of managers or sole member (as applicable) or analogous governing body in support of, any of the foregoing; and (ii) Parent shall not, and shall cause its Affiliates not to, enter into any transaction or any agreement to effect any transaction which would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impede the ability of any of the Parties to obtain any necessary approvals or clearances of any Governmental Entity required for the Transactions promptly and in any event prior to the Outside Date.

Section 6.16 Obligations of Merger Sub and the Surviving Corporation. Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement. Promptly following the execution and delivery of this Agreement, Parent, as the sole member of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement and approve the Merger in accordance with the DLLCA.

Section 6.17 Transfer Taxes. Notwithstanding any other provision of this Agreement, all transfer, documentary, stamp, excise, recording, real property, notarial, sales, use, registration and other similar Taxes or fees imposed by any Governmental Entity in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne by Parent. Parent and the Company agree to cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable Parent and the Company to comply with any filing requirements related to Transfer Taxes. Notwithstanding anything herein to the contrary, the party responsible under applicable Law for filing any Tax Returns with respect to Transfer Taxes shall prepare and timely file such Tax Returns; to the extent the Company is responsible under applicable Law for filing any Tax Returns with respect to Transfer Taxes, the Company shall provide a copy of such Tax Return to Parent no later than ten (10) days before filing, together with reasonable evidence that all Transfer Taxes have been timely paid.

Section 6.18 Material Contract Consents. Prior to Closing, the Company shall, and shall cause the Company Subsidiaries to, use reasonable best efforts to obtain, as soon as reasonably practicable following the date on which the Company Stockholder Approval has been obtained, and in any event prior to the Closing, all Material Contract Consents; provided that in no event shall the Company or any of the Company Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party to obtain any such Material Contract Consent, except (a) as may be expressly required by the terms of the applicable Material Contract with such third party providing for such Material Contract Consent or (b) for de minimis administrative fees.

Section 6.19 Title Insurance. Prior to Closing, if requested by Parent, the Company shall, and shall cause the Company Subsidiaries to, in good faith, cooperate with Parent to facilitate the issuance at Closing of a title insurance policy for each Owned Real Property by Parent’s chosen title insurance company. This cooperation shall include delivering such relevant documents and affidavits as may be reasonably requested by Parent’s chosen title insurance company. The Company shall ensure that all such documents are delivered in a timely manner to support the underwriting process of the title insurance company.

Section 6.20 Repayment of Indebtedness. If requested by Parent within thirty (30) days after the date of this Agreement, prior to the Closing, the Company shall use its commercially reasonable efforts to deliver to Parent duly executed payoff letters from the holder(s) of any Closing Date Indebtedness in form and substance reasonably satisfactory to Parent (collectively, the “Payoff Letters”), with each such Payoff Letter to (a) state the aggregate amount required to satisfy in full all principal, interest, prepayment premiums, and any other monetary obligations due and payable as of immediately prior to the Closing under the applicable agreement set forth on Section 1.1(a) of the Company Disclosure Schedule (the “Closing Date Loan Agreements”) with respect to which such Payoff Letter is being delivered (the “Payoff Amount”) (together with wire transfer and payment instructions for payment thereof) and (b) provide that upon receipt by the holders of the Closing Date Indebtedness of the Payoff Amount in the accordance with such Payoff Letter (i) all Liens (if any) securing the obligations under the applicable Closing Date Loan

Agreement or under any related loan document shall be automatically released and terminated, and (ii) provide for the filing of any statements or other documents terminating such Liens (including UCC-3 termination statements for all UCC-1 financing statements filed in connection with the applicable Closing Date Loan Agreement). If Parent requests the Company to deliver the Payoff Letters in the foregoing sentence, at the Closing, Parent shall repay, or cause to be repaid, on behalf of the Company and the Company Subsidiaries, the Payoff Amount(s) required to be paid at Closing in accordance with the terms of each applicable Payoff Letter.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of Party to effect the Merger are subject to the satisfaction (or waiver in writing by Parent and the Company, if permissible under applicable Law) at or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Orders. No Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law after the date of this Agreement that is in effect or issued any Order (whether temporary, preliminary or permanent) after the date of this Agreement that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Merger.

(c) Regulatory Approvals. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all required filings have been made and all required consents and approvals obtained (or waiting periods expired or terminated) under applicable Regulatory Laws, including (i) CFIUS Clearance having been obtained if deemed necessary or desirable by the Parties pursuant to Section 6.4(g)(i) and (ii) 60 calendar days having elapsed following the submission by the Company of the DDTC Notification or, if such period has not elapsed, DDTC otherwise having confirmed to the Company that it has completed its review of the Transactions contemplated by this Agreement pursuant to Section 38(g)(6) of the Arms Export Control Act, as amended, and Section 122.4 of the ITAR.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company in Section 4.3(a) through (e) (Capitalization) shall be true and correct in all respects, except for de minimis deviations, as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) (ii) each of the representations and warranties of the Company in Section 4.1 (Organization and Power), Section 4.2 (Subsidiaries), Section 4.3(f) (Capitalization), Section 4.4 (Authority), Section 4.5 (Consents and Approvals), Section 4.7 (Absence of Certain Changes or Events), Section 4.20 (Brokers) and Section 4.21 (No Rights Agreement; Anti-Takeover Provisions) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date) and (iii) each of the other representations and warranties contained in Article IV (disregarding all qualifications set forth therein relating to “materiality”, “Company Material Adverse Effect” or other qualifications based on the word “material” or similar phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this clause (iii) to be so true and correct would not have a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c).

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by the Company on or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of Parent and Merger Sub in Section 5.7 (No Ownership of Company Capital Stock) shall be true and correct in all respects, except for de minimis deviations, as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of a specified date, in which case they need only be true and correct as of such specified date), and (ii) each of the other representations and warranties contained in Article V (disregarding all qualifications set forth therein relating to “materiality”, “material adverse effect” or other qualifications based on the word “material” or similar phrases) shall be true and correct as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this clause (ii) to be so true and correct would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions contemplated by this Agreement.

(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Section 7.3(a) and Section 7.3(b).

ARTICLE VIII

TERMINATION

Section 8.1 Termination by Mutual Consent. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time by mutual written consent of the Company and Parent.

Section 8.2 Termination by Either the Company or Parent. This Agreement may be terminated, and the Transactions may be abandoned, by either the Company or Parent at any time prior to the Effective Time:

(a) if the Effective Time shall not have occurred on or before March 31, 2025 (such date, the “Outside Date”, which may be extended from time to time pursuant to this Section 8.2(a)); provided, however, that if on the Outside Date any of the conditions set forth in Section 7.1(b) (to the extent relating to the matters set forth in Section 7.1(c)) or Section 7.1(c) have not been satisfied but all other conditions in Article VII have been satisfied or waived or are capable of being satisfied if the Closing were to take place on such date, then the Outside Date shall be automatically extended in two three (3) month increments until no later than September 30, 2025, provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to a Party if the failure of the Effective Time to occur on or before the Outside Date was primarily caused by the failure of such Party to perform any of its obligations or covenants under this Agreement (it being understood that Parent and Merger Sub shall be deemed to be a single Party for purposes of this sentence);

(b) if any Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law after the date of this Agreement that is in effect or issued any Order (whether temporary, preliminary or permanent) after the date of this Agreement that has become final and non-appealable and that restrains, enjoins or otherwise prohibits the consummation of the Merger; provided, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to a Party if the enactment or promulgation of any such Law or the issuance of any such Order was primarily caused by the failure of such Party to perform any of its obligations or covenants under this Agreement (it being understood that Parent and Merger Sub shall be deemed to be a single Party for purposes of this sentence); or

(c) if the Company Stockholder Approval has not been obtained at the Company Stockholders’ Meeting (or any adjournment or postponement thereafter at which a vote is taken on the Merger).

Section 8.3 Termination by the Company. This Agreement may be terminated, and the Transactions may be abandoned, by the Company at any time prior to the Effective Time:

(a) if, at any time prior to the time at which the Company Stockholder Approval is obtained, the Company Board determines to enter into an Alternative Acquisition Agreement providing for a Superior Proposal in accordance with Section 6.2, with the effectiveness of such termination conditioned upon payment of the Company Termination Fee pursuant to Section 8.5(e); provided, that, the Company has not committed any material breach of Section 6.2 with respect to such Superior Proposal; or

(b) if there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub in this Agreement, which breach (i) could give rise to the failure of any of the conditions set forth in the Section 7.3(a) or Section 7.3(b), and (ii) (A) is not capable of being cured by Parent or Merger Sub by the Outside Date or (B) if capable of being cured by the Outside Date, shall not have been cured before the earlier of (x) twenty (20) Business Days following receipt of written notice from the Company of such breach or (y) the Outside Date; provided, that the Company is not then in breach of any representation, warranty, covenant or agreement of this Agreement such that any condition to the obligations of Parent and Merger Sub set forth in the Section 7.2(a) or Section 7.2(b) would not then be satisfied if the Closing Date were the date of such termination;

Section 8.4 Termination by Parent. This Agreement may be terminated, and the Transactions may be abandoned, by Parent at any time prior to the Effective Time:

(a) if the Company Board shall have effected a Change of Recommendation; or

(b) if there has been a breach of any representation, warranty, covenant or agreement of the Company in this Agreement, which breach (i) would give rise to the failure of any of the conditions set forth in the Section 7.2(a) or Section 7.2(b), and (ii) (A) is not capable of being cured by the Company by the Outside Date or (B) if capable of being cured by the Outside Date, shall not have been cured before the earlier of (x) twenty (20) Business Days following receipt of written notice from Parent of such breach or (y) the Outside Date; provided, that neither Parent nor Merger Sub is then in material breach of any representation, warranty, covenant or agreement of this Agreement.

Section 8.5 Manner and Effect of Termination.

(a) The Party desiring to terminate this Agreement pursuant to Section 8.2, Section 8.3 or Section 8.4 shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other Party or Parties, as the case may be, in accordance with Section 9.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

(b) Subject to Section 9.1, in the event that this Agreement is validly terminated and the Transactions are abandoned pursuant to this Article VIII, this Agreement shall immediately forthwith become void and of no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company; provided, that, subject to Section 8.5(g), no such termination shall relieve any Party from any Damages resulting from Fraud or Willful Breach of this Agreement prior to any termination, in which case the non-breaching party shall be entitled to all rights and remedies available at Law or in equity. Subject to this Section 8.5, the Parties acknowledge and agree that, in the case of a Willful Breach of this Agreement by Parent or Merger Sub, the Company has the right to pursue any Damages, including Damages based on loss of the economic benefit of the Transactions and loss of other opportunities to the Company and the stockholders of the Company. The Party desiring to terminate this Agreement pursuant to Section 8.2, Section 8.3 or Section 8.4 shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other Party or Parties, as the case may be, in accordance with Section 9.6, specifying the provision or provisions hereof pursuant to which such termination is effected.

(c) Except as set forth in this Section 8.5, all expenses incurred in connection with this Agreement and the Transactions shall be paid in accordance with the provisions of Section 6.8.

(d) In the event that (i) this Agreement is terminated for a Willful Breach pursuant to Section 8.4(b), (ii) after the date of this Agreement and prior to the Effective Time, any Person shall have publicly proposed, announced or otherwise made public an Acquisition Proposal (and such Acquisition Proposal shall not have been withdrawn prior to such termination) (a “Company Takeover Proposal”) and (iii) within twelve (12) months of such termination, the Company consummates the transactions contemplated by the Company Takeover Proposal, then the Company shall, on the date such Company Takeover Proposal is consummated, pay to Parent the Company Termination Fee by wire transfer of same day funds to one or more accounts designated by Parent; provided, that for purposes of clause (ii) above the references to “25%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”;

(e) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(a), then the Company shall pay to Parent the Company Termination Fee, by wire transfer of same day funds to one or more accounts designated by Parent, on the third (3rd) Business Day following the effective date of such termination.

(f) In the event that this Agreement is terminated by Parent pursuant to Section 8.4(a), the Company shall pay to Parent the Company Termination Fee, by wire transfer of same day funds to one or more accounts designated by Parent, on the third (3rd) Business Day following the effective date of such termination.

(g) For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that, (i) in the event that the Company Termination Fee is paid by the Company to Parent in accordance with this Section 8.5, the Company Termination Fee shall be the sole and exclusive remedy (whether at law, in equity, in contract, tort or otherwise) of Parent, Merger Sub and their respective Affiliates, as applicable, against the Company Related Parties for any Damages suffered as a result of the failure of the Transactions to be consummated, and none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, (ii) under no circumstances shall Parent and Merger Sub, taken together, be entitled to receive both a grant of specific performance in accordance with Section 9.7 and Damages (which, for the avoidance of doubt, includes all or any portion of the Company Termination Fee), in each case, for any matters arising out of or related to this Agreement or the Transaction, and (iii) in no event shall the Company Related Parties’ liability for Damages to Parent or Merger Sub arising under Section 6.2 exceed the Company Termination Fee.

(h) Each of the Parties acknowledges that any amounts payable by the Company pursuant to this Section 8.5, including the Company Termination Fee, do not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a Party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article VIII, Section 6.9 (Indemnification; Directors’ and Officers’ Insurance) and any other covenant or agreement contained in this Agreement that by its terms applies in whole or in part after the Effective Time shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.8 (Expenses) and Section 8.5 (Manner and Effect of Termination) and the Confidentiality Agreement shall survive the termination of this Agreement. The Parties, intending to modify any applicable statute of limitations, hereby agree that all other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement, as applicable.

Section 9.2 Modification or Amendment. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the Parties at any time prior to the Effective Time; provided, that, after receipt of the Company Stockholder Approval, no amendment shall be made to this Agreement that reduces the Merger Consideration, change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise require the approval of the stockholders of the Company under applicable Law. This Agreement may not be amended, modified or supplemented after the Effective Time.

Section 9.3 Waiver; Extension. At any time prior to the Effective Time, the Company or Parent may (a) extend the time for the performance of any obligation or other act hereunder of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent, (b) waive any inaccuracy in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto on the part of Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent and (c) waive compliance with any agreement hereunder of, or any condition to the obligations herein of, Parent or Merger Sub, in the case of the Company, or the Company, in the case of Parent. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 9.5 Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement and all Actions (whether at law, in contract, in tort, or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law that would require the application of any Law other than the State of Delaware, including with respect to statutes of limitations. Each Party agrees that it shall bring any Action between the Parties arising out of or related to this Agreement or the Transactions exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and any appellate court thereof (the “Chosen Courts”), and with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 9.6. Notwithstanding the foregoing, the Parties may enforce any judgment rendered in the Chosen Courts in any court of competent jurisdiction as provided by applicable Law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5(B).

Section 9.6 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, or (d) if delivered by email transmission, (i) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission (provided, no “bounce back” or similar message of non delivery is received with respect thereto), and (ii) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day (provided, no “bounce back” or similar message of non delivery is received with respect thereto). All notices, demands and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent or Merger Sub, to:

Aperam US Holdco LLC

Aperam US Absolute LLC

24-26 Boulevard d’Avranches

1160 Luxembourg

Luxembourg

Attention: CFO and General Counsel

email: aperam.corporate@aperam.com

with a copy (which shall not constitute notice) to:

Linklaters LLP

1290 Avenue of the Americas

New York, New York 10104

Attention:     George Casey; Pierre-Emmanuel Perais

email:       george.casey@linklaters.com;

          pierre-emmanuel.perais@linklaters.com

Linklaters LLP

Rue Brederode 13, 1000 Bruxelles,

Belgium

Attention:    Arnaud Coibion

email:      arnaud.coibion@linklaters.com

If to the Company, to:

Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

Attention:  John Arminas, Vice President, General Counsel & Secretary

email:    j.arminas@univstainless.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222

Attention: Jeffrey W. Acre; Michelle R. McCreery

Email:   jeffrey.acre@klgates.com;

     michelle.mccreery@klgates.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 9.7 Specific Performance.

(a) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them in order to consummate the Transactions) in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof.

(b) Without limiting the foregoing, each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.8 Entire Agreement. This Agreement (including any exhibits hereto), the Guarantee, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement and the other instruments and other agreements specifically referred to herein or delivered pursuant hereto constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof.

Section 9.9 No Third-Party Beneficiaries. Except (a) as provided in Section 6.9, (b) following the Effective Time, the right of the Company’s stockholders to receive the Merger Consideration to which they are entitled to receive in accordance with Article III, and (c) for the right of the holders of Company Equity Awards to receive the payments contemplated by Section 3.3, the Parties hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding anything herein to the contrary, the rights granted pursuant to this Section 9.9 and the provisions of Section 8.5 with respect to the recovery of Damages based on loss of the economic benefit of the Transactions and loss of other opportunities to the Company and the stockholders of the Company shall only be enforceable on behalf of the stockholders of the Company by the Company in its sole and absolute discretion, as the sole and exclusive agent for the stockholders of the Company (which stockholders shall not be entitled to pursue such enforcement on their own behalf); provided, that, in such capacity as sole and exclusive agent for the stockholders of the Company, the Company shall (i) be entitled to reimbursement (from the stockholders of the Company) from any such recovery of Damages of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees determined by reference to standard hourly rates) that have been incurred by the Company in connection with acting as sole and exclusive agent for the stockholders of the Company pursuant to this Section 9.9 and (ii) not be liable to the stockholders of the Company for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Company’s gross negligence or willful misconduct was the cause of any direct loss to the stockholders of the Company.

Section 9.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is determined by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that the Parties intend that the remedies and limitations thereon (including provisions that the payment of the Company Termination Fee shall be the sole and exclusive remedy of the recipient thereof, limitations on specific performance and other equitable remedies in Section 9.7) contained in Article VIII and this Article IX be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder.

Section 9.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

Section 9.12 Headings. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

Section 9.13 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.

Section 9.14 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, except as otherwise set forth herein, all claims or causes of action (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the Transactions may be made only against the Parties and, only to the extent set forth in the Guarantee, Aperam. No Person who is not a named Party to this Agreement or any past, present or future director, officer, incorporator, member, manager, partner, equityholder, Affiliate, agent, employee, attorney or other Representative of any named party to this Agreement (other than Aperam, to the extent, and subject to the limitations, set forth in the Guarantee) (collectively, the “Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability on an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution, and each Party waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Notwithstanding the foregoing, nothing in this Agreement, including this Section 9.14, shall preclude any party to any document executed in connection with the Transactions from making any claim thereunder, in each case, to the extent permitted therein.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

COMPANY:

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Christopher M. Zimmer
Name:	Christopher M. Zimmer
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

PARENT:

APERAM US HOLDCO LLC

By:	/s/ Frederic Mattei
Name:	Frederic Mattei
Title:	Manager

By:	/s/ Aviv Joaquim Bezerra De Melo
Name:	Aviv Joaquim Bezerra De Melo
Title:	Manager

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

MERGER SUB:

APERAM US ABSOLUTE LLC by its sole member, Aperam US Holdco LLC

By:	/s/ Frederic Mattei
Name:	Frederic Mattei
Title:	Manager

By:	/s/ Aviv Joaquim Bezerra De Melo
Name:	Aviv Joaquim Bezerra De Melo
Title:	Manager

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

AMENDED CERTIFICATE OF INCORPORATION

[See Attached]

EXHIBIT B

EXECUTIVE RSU AWARDS AND EXECUTIVE PSU AWARDS

[See Attached]

Exhibit 10.1

To:	Universal Stainless & Alloy Products, Inc.

600 Mayer Street

Bridgeville, PA 15017

Luxembourg, 16 October, 2024

Dear Sir/Madam,

We, APERAM SA, société anonyme, having its registered office at 24-26, Boulevard d’Avranches, L-1160 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies under the number B 155908, (hereafter, “APERAM”) hereby issue an unconditional and irrevocable first demand professional payment guarantee (garantie professionnelle de paiement) in favor of Universal Stainless & Alloy Products, Inc., a Delaware corporation (the “Beneficiary”), the provisions of which are set out below and which is governed by the provisions of the law of 10 July 2020 on the professional guarantees of payment (hereinafter referred to as the “APERAM Guarantee”).

1

We, APERAM, declare that we are aware of the agreement and plan of merger entered into by and among the Beneficiary and our wholly owned subsidiaries Aperam US Holdco LLC, a Delaware limited liability company (the “Parent”) and Aperam US Absolute LLC, a Delaware limited liability company (“Merger Sub”) (the “Agreement”).

2

At the Beneficiary’s request, APERAM unconditionally and irrevocably undertakes hereby to pay the Beneficiary upon first demand, formulated in the manner specified under paragraph 7 of this letter in all material respects, any and all amounts in respect of any and all payment obligations of Parent or Merger Sub under the Agreement (including, without limitation, any obligation in respect of (i) the Required Payment Amount (as defined in the Agreement) and (ii) Damages for Fraud or Willful Breach (as such terms are defined in the Agreement) of Parent or Merger Sub) (the “Guaranteed Obligations”) if Parent or Merger Sub fails to or is unable to pay such amounts as and when the same shall become due pursuant to the terms and conditions of the Agreement; provided that the Beneficiary may call the Aparam Guarantee immediately upon the nonpayment of such amounts by Parent or Merger Sub (as applicable) when due, and that the Beneficiary shall have no obligation to first attempt to collect such amounts from Parent or Merger Sub.

3

The APERAM Guarantee is autonomous; the APERAM Guarantee is independent of the Agreement. The obligations of APERAM under the APERAM Guarantee are principal obligations and will not be affected by any act, omission, matter or thing which would reduce, release or prejudice any of the Parent’s or Merger Sub’s obligations under the Agreement without limitation and whether or not known to either of them or the Beneficiary and including, for the avoidance of doubt occurrence in relation to the Parent or Merger Sub of any of the events set out in article 4 paragraph (6) of the law of 10 July 2020 on the professional guarantees of payment.

4

The payment currency of the APERAM Guarantee is the US Dollar or Euro (at the option of the Beneficiary). A payment in another currency may not be demanded without APERAM’s express consent. All payments under the APERAM Guarantee shall be made in immediately available funds to such accounts of the Beneficiary as the Beneficiary shall designate from time to time. APERAM shall pay within five (5) calendar days of a payment demand by the Beneficiary.

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

1

5

The APERAM Guarantee is effective as from 16 October 2024 and shall expire on the earlier of (such earlier date, the “Expiration Date”): (i) the date that the Agreement is validly terminated and the Transactions are abandoned in accordance with the terms thereof, unless, prior to such termination, there has been any Fraud or Willful Breach by the Parent or Merger Sub under the Agreement, in which case the APERAM Guarantee shall continue to apply in respect of any Damages for such Fraud or Willful Breach, subject to the terms and conditions hereof and of the Agreement, and shall expire only upon a final determination in the matter by a final non-appealable order of a court of competent jurisdiction or other final non-appealable adjudication or by binding written agreement of the Beneficiary, the Parent and Merger Sub and (ii) the Closing Date (as defined in the Agreement); provided, however, that, for the avoidance of doubt, any purported termination of the Agreement that is not a valid termination shall not give rise to a termination of the APERAM Guarantee pursuant to this paragraph 5.

6

APERAM shall not be entitled to oppose any exception related to the claims or risks concerned and shall not have available to it any rights available to Parent or Merger Sub under the Agreement, including any defenses, with respect to the Guaranteed Obligations. APERAM hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all defences, rights, actions and claims it may have, in connection with or pursuant to the enforcement of the APERAM Guarantee including, without limitation, any rights of recourse under any applicable law (including, for the avoidance of doubt, any right of recourse prior to enforcement), any recourse by way of provisional measures such as a “saisie-arrêt conservatoire”, any right to the benefit of rights of the type “division” and “discussion” as set forth in the Luxembourg Civil Code, or any right of recourse by way of subrogation and any other similar right, action or claim under any applicable law coming into effect prior or after an enforcement of the APERAM Guarantee it may have against any person prior or further to an enforcement of the APERAM Guarantee.

7

Any demand under the APERAM Guarantee shall (i) be sent to the aforementioned address of APERAM’s registered office, for the attention of Treasury Department by express courier service (the date of sending being evidence thereof), before the Expiration Date, (ii) refer to the APERAM Guarantee, and (iii) mention the total amount the payment of which is requested.

8

No amendment, modification or discharge of the APERAM Guarantee, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by APERAM and the Beneficiary. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties of a breach of or a default under any of the provisions of the APERAM Guarantee, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of the APERAM Guarantee or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law.

9

APERAM may not affect any assignment or transfer (hereinafter collectively referred to as the “Assignment”) of the APERAM Guarantee to a third party, including any company of the APERAM group (hereinafter referred to as the “Assignee”) without the prior written consent of the Beneficiary, which will not be unreasonably withheld if (i), in the Beneficiary’s opinion, the creditworthiness of the Assignee is at least as good as APERAM’s and (ii) the Assignee has expressly accepted to assume all obligations existing under the APERAM Guarantee at the time of the Assignment. APERAM undertakes not to perform, and to procure (porte fort) that none of its affiliated entities performs, any act which adversely affects or may adversely affect the APERAM Guarantee.

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

2

10

The APERAM Guarantee shall be governed by Luxembourg law and the law of 10 July 2020 on the professional guarantees of payment. All disputes relating to the APERAM Guarantee shall be submitted to the jurisdiction of the Courts of Luxembourg.

11	We hereby further confirm that:

11.1

APERAM is duly incorporated and validly existing under the laws of Luxembourg and has all requisite corporate power and authority under its articles of association to execute, deliver and perform its obligations under this APERAM Guarantee;

11.2	all corporate and other authorizations necessary for the issuance of this APERAM Guarantee and the transfer of funds have been obtained, and

11.3	the issuance of this letter of the APERAM Guarantee is in the good corporate interest of APERAM.

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

3

Yours faithfully,

APERAM, société anonyme

By:	/s/ Timoteo Di Maulo
Name:	Timoteo Di Maulo
Title:	Chief Executive Officer

By:	/s/ Sudhakar Sivaji
Name:	Sudhakar Sivaji
Title:	Chief Financial Officer

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

Countersigned for acknowledgement and acceptance by the Beneficiary:

Universal Stainless & Alloy Products, Inc.

By:	/s/ Christopher M. Zimmer
Name:	Christopher M. Zimmer
Title:	President and Chief Executive Officer

Aperam S.A.

Registered office: 24-26, Boulevard d’Avranches, L-1160 Luxembourg Grand-Duchy of Luxembourg R.C.S. Luxembourg B 155908 TVA: LU24500072

Tel.: +352 27 36 27 00

Exhibit 99.1

CONTACTS:	Christopher M. Zimmer President and Chief Executive Officer (412) 257-7604	John Arminas General Counsel and Corporate Secretary (412) 220-3774	June Filingeri President Comm-Partners LLC (203) 972-0186

Universal Stainless Signs Definitive Agreement to be Acquired by Aperam for $45.00 Per Share in All-Cash Transaction

- Conference Call Scheduled at 9:00 AM (ET) TODAY -

•	Universal stockholders to receive $45.00 per share in cash, a 19% premium to three-month volume-weighted average stock price; 10.6x trailing 12-month Adjusted EBITDA

•	Universal to become part of leader in stainless, specialty steel solutions and recycling, with complementary capabilities and strong financial resources

•	Universal to maintain distinct U.S. identity; team and operations to remain intact

BRIDGEVILLE, PA, October 17, 2024 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) (“Universal” or the “Company”) announced today that it has entered into a definitive agreement to be acquired by Aperam in an all-cash transaction. Aperam is a global player in stainless, electrical and specialty steel and recycling, with customers in over 40 countries.

Under the terms of the agreement, Aperam will acquire all the outstanding shares of Universal for $45.00 per share in cash, which represents a premium of approximately 19% to Universal’s three-month volume-weighted average stock price as of October 16, 2024 and 10.6x trailing 12-month Adjusted EBITDA as of June 30, 2024.

Christopher M. Zimmer, President and CEO of Universal, commented: “This is an exciting opportunity to become part of a respected leader with complementary capabilities and strong financial resources. It recognizes our substantial accomplishments thus far and it’s a major step forward towards accelerating our growth momentum and development. Importantly, this combination offers tangible benefits to our stockholders, our team and our customers.

“For our stockholders, it is an opportunity to get liquidity and receive a premium return on their investment in Universal.

“For our employees, it means extending our reach, giving us entry into new attractive niche market across Europe as well as the U.S. We expect that this transaction will accelerate the growth trajectory we have already achieved, and build a dynamic, mutually rewarding future. Importantly, we will maintain Universal’s distinct identity in our markets with our team and operations remaining intact.

“Becoming part of Aperam is also expected to benefit our customers because Aperam plans to invest in and support our manufacturing capabilities and technologies, enabling us to be more efficient and expand our product and services portfolio. This combination also gives us access to world-class research centers and innovations to further enhance our product quality and offerings.”

Headquartered in Luxembourg, Aperam is a global player in stainless, electrical and specialty steel and recycling, with customers in over 40 countries. Following the closing of the transaction, Universal would provide Aperam with its first U.S. manufacturing capability and broaden its geographic presence and product range by expanding its presence in high-growth sectors especially in aerospace and industrial applications.

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Timoteo Di Maulo, CEO of Aperam commented: “Today marks an exciting milestone in Aperam’s journey to become a global supplier in specialty steels. Universal shares our vision for sustainable growth and innovation, and we are confident that this partnership will yield significant benefits for both our customers and shareholders. Our combined expertise and resources will allow us to deliver superior solutions that meet the growing demand for high-quality, sustainable solutions. This acquisition not only aligns with our long-term strategy but also strengthens our commitment to de-commoditization and increasing exposure to more stable, high-margin industries.”

The transaction, which has been unanimously approved by the boards of directors of both companies, is expected to close in the first quarter of 2025, subject to satisfaction of customary closing conditions, including receipt of regulatory approval and approval by a majority of all outstanding shares of Universal common stock held by Universal stockholders at a Special Meeting to be scheduled in due course. Upon completion of the transaction, Universal will become a wholly owned subsidiary of Aperam and the shares of Universal common stock will cease trading on the NASDAQ stock exchange.

Following the closing of the transaction, Universal will continue to do business as Universal Stainless and maintain its headquarters in Bridgeville, PA.

Advisors

TD Cowen is acting as exclusive financial advisor to Universal and K&L Gates LLP is serving as legal advisor to Universal.

Conference Call and Webcast

The Company has scheduled a conference call for today October 17, at 9:00 AM (Eastern) to discuss the transaction. If you wish to listen to the live conference call via telephone, please Click Here to register for the call and obtain your dial-in number and personal PIN number. A simultaneous webcast will be available on the Company’s website at www.univstainless.com.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, energy, and heavy equipment manufacturing. More information is available at www.univstainless.com.

About Aperam

Aperam is a global player in stainless, electrical, specialty steel and Recycling, with customers in over 40 countries. The business is organized in three primary operating segments: Stainless & Electrical Steel, Services & Solutions and Alloys & Specialties.

Aperam has a flat Stainless and Electrical steel capacity of 2.5 million tonnes in Brazil and Europe and is a leader in high value specialty products. In addition to its industrial network, spread over six production facilities in Brazil, Belgium and France, Aperam has a highly integrated distribution, processing and services network and a unique capability to produce stainless and special steels from low cost biomass (charcoal made from its own FSC-certified forestry). More information is available at www.aperam.com.

Additional Information & Where to Find It

In connection with the transactions contemplated by the Merger Agreement, dated October 16, 2024 (the “Merger Agreement”), by and among Universal, Aperam US Holdco LLC, a Delaware limited liability company, and Aperam US

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Absolute LLC, a Delaware limited liability company (the “Transactions”), Universal intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form and other relevant documents. The definitive Proxy Statement will be mailed to Universal’s stockholders as of a record date to be established for voting on the Merger Agreement and will contain important information about the Transactions, the Merger Agreement and other related matters. This document is not a substitute for the Proxy Statement or any other relevant document which Universal may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF UNIVERSAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, Aperam AND THE CONTEMPLATED TRANSACTIONS. Investors may obtain free copies of these materials (when they are available) and other documents filed by Universal with the SEC at the SEC’s website at www.sec.gov or from Universal at its website at investors.univstainless.com.

Participants in the Solicitation

Universal and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information about the directors and executive officers of Universal, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2024, including under the headings “The Board of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Related Party Transactions.” To the extent holdings of Company Common Stock by the directors and executive officers of Universal have changed from the amounts of Company Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge as described in the preceding section. Other information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Transactions will be set forth in Universal’s definitive Proxy Statement for its stockholder meeting at which the Merger Agreement will be submitted for approval by Universal’s stockholders.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of Universal’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for Universal will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate Universal’s business; the effect of the announcement or pendency of the Transactions on Universal’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions. In addition, the risks to which Universal’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in Universal’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and except as otherwise required by federal securities law, Universal does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

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